Exhibit 4

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                             BCAP TRUST LLC 2006-AA1

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2006-AA1

                                 TRUST AGREEMENT

                                     between

                                    BCAP LLC,
                                    Depositor

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                     Trustee

                              Dated August 1, 2006

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

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions....................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01     Conveyance of Mortgage Loans...................................
Section 2.02     Acceptance by the Trustee of the Mortgage Loans................
Section 2.03     Execution and Delivery of Certificates.........................
Section 2.04     REMIC Matters..................................................
Section 2.05     Representations and Warranties of the Depositor................
Section 2.06     Representations and Warranties of the Trustee..................

                                   ARTICLE III

                                 TRUST ACCOUNTS

Section 3.01     Distribution Account and Excess Reserve Fund Account...........
Section 3.02     Investment of Funds in the Distribution Account................

                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01     Priorities of Distribution.....................................
Section 4.02     Monthly Statements to Certificateholders.......................
Section 4.03     Allocation of Applied Realized Loss Amounts....................
Section 4.04     Certain Matters Relating to the Determination of LIBOR.........
Section 4.05     Supplemental Interest Account..................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Certificate Register; Registration of Transfer and
                  Exchange of Certificates......................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04     Persons Deemed Owners..........................................
Section 5.05     Access to List of Certificateholders' Names and
                  Addresses.....................................................
Section 5.06     Maintenance of Office or Agency................................

                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01     Respective Liabilities of the Depositor........................
Section 6.02     Merger or Consolidation of the Depositor.......................
Section 6.03     Limitation on Liability of the Depositor and Others............
Section 6.04     Option to Purchase Defaulted Mortgage Loans....................

                                   ARTICLE VII

                                SERVICER DEFAULT

Section 7.01     Events of Default..............................................
Section 7.02     Trustee to Act; Appointment of Successor.......................
Section 7.03     Trustee to Act as Servicer.....................................
Section 7.04     Notification to Certificateholders.............................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of the Trustee..........................................
Section 8.02     Cooperation with the Servicer..................................
Section 8.03     Certain Matters Affecting the Trustee..........................
Section 8.04     Trustee Not Liable for Certificates or Mortgage Loans..........
Section 8.05     Trustee May Own Certificates...................................
Section 8.06     Trustee's Fees and Expenses....................................
Section 8.07     Eligibility Requirements for the Trustee.......................
Section 8.08     Resignation and Removal of the Trustee.........................
Section 8.09     Successor Trustee..............................................
Section 8.10     Merger or Consolidation of the Trustee.........................
Section 8.11     Appointment of Co-Trustee or Separate Trustee..................
Section 8.12     Tax Matters....................................................
Section 8.13     Annual Statement as to Compliance..............................
Section 8.14     Annual Reports on Assessment of Compliance with
                  Servicing Criteria; Annual Independent Public
                  Accountants' Attestation Report...............................
Section 8.15     Periodic Filings...............................................
Section 8.16     Tax Classification of the Excess Reserve Fund Account,
                  the Supplemental Interest Account and the Interest
                  Rate Swap Agreement...........................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination upon Liquidation or Purchase of the
                  Mortgage Loans................................................
Section 9.02     Final Distribution on the Certificates.........................
Section 9.03     Additional Termination Requirements............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01    Amendment......................................................
Section 10.02    Recordation of Agreement; Counterparts.........................
Section 10.03    Governing Law..................................................
Section 10.04    Intention of Parties...........................................
Section 10.05    Notices........................................................
Section 10.06    Severability of Provisions.....................................
Section 10.07    Limitation on Rights of Certificateholders.....................
Section 10.08    Certificates Nonassessable and Fully Paid......................
Section 10.09    Waiver of Jury Trial...........................................
Section 10.10    Regulation AB Compliance; Intent of the Parties;
                  Reasonableness................................................

SCHEDULES

Schedule I     Mortgage Loan Schedule

EXHIBITS

EXHIBIT A        Form of Class A and Class M Certificates

EXHIBIT B        Form of Class R Certificates

EXHIBIT C        Form of Class CE Certificates

EXHIBIT D        Form of Request for Release

EXHIBIT E        Form of Initial Certification of Trustee

EXHIBIT F        Form of Document Certification and Exception Report of Trustee

EXHIBIT G        Form of Residual Transfer Affidavit

EXHIBIT H        Form of Transferor Certificate

EXHIBIT I        Form of Rule 144A Letter

EXHIBIT J        Form of Certification to be Provided with Form 10-K

EXHIBIT K        Form of Trustee Certification to be Provided to Depositor

EXHIBIT L        [Reserved]

EXHIBIT M        [Reserved]

EXHIBIT N        [Reserved]

EXHIBIT O        Interest Rate Swap Agreement

EXHIBIT P        Servicing Criteria

EXHIBIT Q        Additional Form 10-D Disclosure

EXHIBIT R        Additional Form 10-K Disclosure

EXHIBIT S        Form 8-K Disclosure Information

EXHIBIT T        Additional Disclosure Notification

EXHIBIT U        [Reserved]

        THIS TRUST AGREEMENT, dated as of August 1, 2006 (this "Agreement"), is hereby executed by and between BCAP LLC, a Delaware limited liability company (the "Depositor") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              W I T N E S S E T H:

        In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

        The Trustee shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Interest Rate Swap Agreement, (ii) the Supplemental Interest Account, (iii) the Excess Reserve Fund Account, and (iv) the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Class of Certificates (other than the Class R Certificates), other than the right of each Class of Offered Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls and the right of the Class CE Certificates to receive payments from the Interest Rate Swap Agreement and the Class IO Shortfalls, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.04.

        The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier REMIC Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the several classes of uncertificated Pooling Tier REMIC-2 Regular Interests. Pooling Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling Tier REMIC-1 Regular Interests. Pooling Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Interest Rate Swap Agreement, (ii) the Supplemental Interest Account, (iii) the Excess Reserve Fund Account, and (iv) the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls).

        For federal income tax purposes, each Class of Offered Certificates represents beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls, and the Class CE Certificates represent beneficial ownership of two regular interests in the Upper Tier REMIC and the right to receive Class IO Shortfalls, the Excess Reserve Fund Account, the Supplemental Interest Account and the Interest Rate Swap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling Tier REMIC-1

        Pooling Tier REMIC-1 shall issue the following interests in Pooling Tier REMIC-1, and each such interest, other than the Class PT1-R Interest, is hereby designated as a regular interest in the Pooling Tier REMIC-1. Pooling Tier REMIC-1 shall also issue the Class PT1-R Interest. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-1.

                                                         Initial Pooling Tier
      Pooling Tier REMIC-1      Pooling Tier REMIC-1            REMIC-1
            Interest                Interest Rate          Principal Amount
   -------------------------  -----------------------  -------------------------
   Class PT1-1A                          (1)                 $  3,210,782.26
   Class PT1-1B                          (2)                 $  3,210,782.26
   Class PT1-2A                          (1)                 $  3,373,103.00
   Class PT1-2B                          (2)                 $  3,373,103.00
   Class PT1-3A                          (1)                 $  3,293,115.39
   Class PT1-3B                          (2)                 $  3,293,115.39
   Class PT1-4A                          (1)                 $  3,215,024.07
   Class PT1-4B                          (2)                 $  3,215,024.07
   Class PT1-5A                          (1)                 $  3,138,784.10
   Class PT1-5B                          (2)                 $  3,138,784.10
   Class PT1-6A                          (1)                 $  3,064,351.58
   Class PT1-6B                          (2)                 $  3,064,351.58
   Class PT1-7A                          (1)                 $  2,991,683.69
   Class PT1-7B                          (2)                 $  2,991,683.69
   Class PT1-8A                          (1)                 $  2,920,738.59
   Class PT1-8B                          (2)                 $  2,920,738.59
   Class PT1-9A                          (1)                 $  2,851,475.44
   Class PT1-9B                          (2)                 $  2,851,475.44
   Class PT1-10A                         (1)                 $  2,783,854.40
   Class PT1-10B                         (2)                 $  2,783,854.40
   Class PT1-11A                         (1)                 $  2,717,836.52
   Class PT1-11B                         (2)                 $  2,717,836.52
   Class PT1-12A                         (1)                 $  2,653,383.79
   Class PT1-12B                         (2)                 $  2,653,383.79
   Class PT1-13A                         (1)                 $  2,590,459.15
   Class PT1-13B                         (2)                 $  2,590,459.15
   Class PT1-14A                         (1)                 $  2,529,026.34
   Class PT1-14B                         (2)                 $  2,529,026.34
   Class PT1-15A                         (1)                 $  2,469,050.02
   Class PT1-15B                         (2)                 $  2,469,050.02
   Class PT1-16A                         (1)                 $  2,410,495.66
   Class PT1-16B                         (2)                 $  2,410,495.66
   Class PT1-17A                         (1)                 $  2,353,329.56
   Class PT1-17B                         (2)                 $  2,353,329.56
   Class PT1-18A                         (1)                 $  2,297,518.80
   Class PT1-18B                         (2)                 $  2,297,518.80
   Class PT1-19A                         (1)                 $  2,243,031.27
   Class PT1-19B                         (2)                 $  2,243,031.27
   Class PT1-20A                         (1)                 $  2,189,835.59
   Class PT1-20B                         (2)                 $  2,189,835.59
   Class PT1-21A                         (1)                 $  2,137,901.13
   Class PT1-21B                         (2)                 $  2,137,901.13
   Class PT1-22A                         (1)                 $  2,087,198.02
   Class PT1-22B                         (2)                 $  2,087,198.02
   Class PT1-23A                         (1)                 $  2,037,697.05
   Class PT1-23B                         (2)                 $  2,037,697.05
   Class PT1-24A                         (1)                 $  1,989,369.74
   Class PT1-24B                         (2)                 $  1,989,369.74
   Class PT1-25A                         (1)                 $  1,942,188.26
   Class PT1-25B                         (2)                 $  1,942,188.26
   Class PT1-26A                         (1)                 $  1,896,125.44
   Class PT1-26B                         (2)                 $  1,896,125.44
   Class PT1-27A                         (1)                 $  1,851,154.77
   Class PT1-27B                         (2)                 $  1,851,154.77
   Class PT1-28A                         (1)                 $  1,807,250.38
   Class PT1-28B                         (2)                 $  1,807,250.38
   Class PT1-29A                         (1)                 $  1,764,386.96
   Class PT1-29B                         (2)                 $  1,764,386.96
   Class PT1-30A                         (1)                 $  1,722,539.86
   Class PT1-30B                         (2)                 $  1,722,539.86
   Class PT1-31A                         (1)                 $  1,681,684.96
   Class PT1-31B                         (2)                 $  1,681,684.96
   Class PT1-32A                         (1)                 $  1,641,798.78
   Class PT1-32B                         (2)                 $  1,641,798.78
   Class PT1-33A                         (1)                 $  1,602,858.33
   Class PT1-33B                         (2)                 $  1,602,858.33
   Class PT1-34A                         (1)                 $  1,564,841.19
   Class PT1-34B                         (2)                 $  1,564,841.19
   Class PT1-35A                         (1)                 $  1,527,725.47
   Class PT1-35B                         (2)                 $  1,527,725.47
   Class PT1-36A                         (1)                 $  1,491,489.82
   Class PT1-36B                         (2)                 $  1,491,489.82
   Class PT1-37A                         (1)                 $  1,456,113.36
   Class PT1-37B                         (2)                 $  1,456,113.36
   Class PT1-38A                         (1)                 $  1,421,575.74
   Class PT1-38B                         (2)                 $  1,421,575.74
   Class PT1-39A                         (1)                 $  1,387,857.05
   Class PT1-39B                         (2)                 $  1,387,857.05
   Class PT1-40A                         (1)                 $  1,354,937.89
   Class PT1-40B                         (2)                 $  1,354,937.89
   Class PT1-41A                         (1)                 $  1,322,799.31
   Class PT1-41B                         (2)                 $  1,322,799.31
   Class PT1-42A                         (1)                 $  1,291,422.81
   Class PT1-42B                         (2)                 $  1,291,422.81
   Class PT1-43A                         (1)                 $  1,260,790.29
   Class PT1-43B                         (2)                 $  1,260,790.29
   Class PT1-44A                         (1)                 $  1,230,884.17
   Class PT1-44B                         (2)                 $  1,230,884.17
   Class PT1-45A                         (1)                 $  1,201,687.17
   Class PT1-45B                         (2)                 $  1,201,687.17
   Class PT1-46A                         (1)                 $  1,173,182.52
   Class PT1-46B                         (2)                 $  1,173,182.52
   Class PT1-47A                         (1)                 $  1,145,353.79
   Class PT1-47B                         (2)                 $  1,145,353.79
   Class PT1-48A                         (1)                 $  1,118,184.97
   Class PT1-48B                         (2)                 $  1,118,184.97
   Class PT1-49A                         (1)                 $  1,091,660.39
   Class PT1-49B                         (2)                 $  1,091,660.39
   Class PT1-50A                         (1)                 $  1,065,764.80
   Class PT1-50B                         (2)                 $  1,065,764.80
   Class PT1-51A                         (1)                 $  1,040,483.27
   Class PT1-51B                         (2)                 $  1,040,483.27
   Class PT1-52A                         (1)                 $  1,015,801.26
   Class PT1-52B                         (2)                 $  1,015,801.26
   Class PT1-53A                         (1)                 $    991,704.55
   Class PT1-53B                         (2)                 $    991,704.55
   Class PT1-54A                         (1)                 $    968,179.27
   Class PT1-54B                         (2)                 $    968,179.27
   Class PT1-55A                         (1)                 $    945,211.85
   Class PT1-55B                         (2)                 $    945,211.85
   Class PT1-56A                         (1)                 $    922,789.09
   Class PT1-56B                         (2)                 $    922,789.09
   Class PT1-57A                         (1)                 $    900,898.07
   Class PT1-57B                         (2)                 $    900,898.07
   Class PT1-58A                         (1)                 $    879,479.13
   Class PT1-58B                         (2)                 $    879,479.13
   Class PT1-59A                         (1)                 $ 36,177,827.06
   Class PT1-59B                         (2)                 $ 36,177,827.06
   Class PT1-R                           (3)                 $          0.00

---------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate, subject to a maximum rate of 10.855%.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate over (B) 10.855%.

(3) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

        On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense shall be allocated in the same manner as Realized Losses.

        On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling Tier REMIC-1 Regular Interests at the rates shown above.

        On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests.

                              Pooling Tier REMIC-2

        Pooling Tier REMIC-2 shall issue the following interests in Pooling Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling Tier REMIC-2. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-2 and shall be represented by the Class R Certificates.

                        Pooling                          Corresponding      Corresponding      Corresponding
                      Tier REMIC-2    Pooling Tier       Pooling Tier       Pooling Tier         Scheduled
    Pooling Tier        Interest     REMIC-2 Initial      REMIC-2 IO       REMIC-1 Regular       Crossover
  REMIC-2 Interest        Rate      Principal Amount       Interest           Interest       Distribution Date
--------------------  ------------  ----------------  -------------------  ----------------  -----------------
Class PT2-1A              (1)         $ 3,210,782.26   Class PT2-IO-1            N/A                N/A
Class PT2-1B              (2)         $ 3,210,782.26          N/A                N/A                N/A
Class PT2-2A              (1)         $ 3,373,103.00   Class PT2-IO-2            N/A                N/A
Class PT2-2B              (2)         $ 3,373,103.00          N/A                N/A                N/A
Class PT2-3A              (1)         $ 3,293,115.39   Class PT2-IO-3            N/A                N/A
Class PT2-3B              (2)         $ 3,293,115.39          N/A                N/A                N/A
Class PT2-4A              (1)         $ 3,215,024.07   Class PT2-IO-4            N/A                N/A
Class PT2-4B              (2)         $ 3,215,024.07          N/A                N/A                N/A
Class PT2-5A              (1)         $ 3,138,784.10   Class PT2-IO-5            N/A                N/A
Class PT2-5B              (2)         $ 3,138,784.10          N/A                N/A                N/A
Class PT2-6A              (1)         $ 3,064,351.58   Class PT2-IO-6            N/A                N/A
Class PT2-6B              (2)         $ 3,064,351.58          N/A                N/A                N/A
Class PT2-7A              (1)         $ 2,991,683.69   Class PT2-IO-7            N/A                N/A
Class PT2-7B              (2)         $ 2,991,683.69          N/A                N/A                N/A
Class PT2-8A              (1)         $ 2,920,738.59   Class PT2-IO-8            N/A                N/A
Class PT2-8B              (2)         $ 2,920,738.59          N/A                N/A                N/A
Class PT2-9A              (1)         $ 2,851,475.44   Class PT2-IO-9            N/A                N/A
Class PT2-9B              (2)         $ 2,851,475.44          N/A                N/A                N/A
Class PT2-10A             (1)         $ 2,783,854.40   Class PT2-IO-10           N/A                N/A
Class PT2-10B             (2)         $ 2,783,854.40          N/A                N/A                N/A
Class PT2-11A             (1)         $ 2,717,836.52   Class PT2-IO-11           N/A                N/A
Class PT2-11B             (2)         $ 2,717,836.52          N/A                N/A                N/A
Class PT2-12A             (1)         $ 2,653,383.79   Class PT2-IO-12           N/A                N/A
Class PT2-12B             (2)         $ 2,653,383.79          N/A                N/A                N/A
Class PT2-13A             (1)         $ 2,590,459.15   Class PT2-IO-13           N/A                N/A
Class PT2-13B             (2)         $ 2,590,459.15          N/A                N/A                N/A
Class PT2-14A             (1)         $ 2,529,026.34   Class PT2-IO-14           N/A                N/A
Class PT2-14B             (2)         $ 2,529,026.34          N/A                N/A                N/A
Class PT2-15A             (1)         $ 2,469,050.02   Class PT2-IO-15           N/A                N/A
Class PT2-15B             (2)         $ 2,469,050.02          N/A                N/A                N/A
Class PT2-16A             (1)         $ 2,410,495.66   Class PT2-IO-16           N/A                N/A
Class PT2-16B             (2)         $ 2,410,495.66          N/A                N/A                N/A
Class PT2-17A             (1)         $ 2,353,329.56   Class PT2-IO-17           N/A                N/A
Class PT2-17B             (2)         $ 2,353,329.56          N/A                N/A                N/A
Class PT2-18A             (1)         $ 2,297,518.80   Class PT2-IO-18           N/A                N/A
Class PT2-18B             (2)         $ 2,297,518.80          N/A                N/A                N/A
Class PT2-19A             (1)         $ 2,243,031.27   Class PT2-IO-19           N/A                N/A
Class PT2-19B             (2)         $ 2,243,031.27          N/A                N/A                N/A
Class PT2-20A             (1)         $ 2,189,835.59   Class PT2-IO-20           N/A                N/A
Class PT2-20B             (2)         $ 2,189,835.59          N/A                N/A                N/A
Class PT2-21A             (1)         $ 2,137,901.13   Class PT2-IO-21           N/A                N/A
Class PT2-21B             (2)         $ 2,137,901.13          N/A                N/A                N/A
Class PT2-22A             (1)         $ 2,087,198.02   Class PT2-IO-22           N/A                N/A
Class PT2-22B             (2)         $ 2,087,198.02          N/A                N/A                N/A
Class PT2-23A             (1)         $ 2,037,697.05   Class PT2-IO-23           N/A                N/A
Class PT2-23B             (2)         $ 2,037,697.05          N/A                N/A                N/A
Class PT2-24A             (1)         $ 1,989,369.74   Class PT2-IO-24           N/A                N/A
Class PT2-24B             (2)         $ 1,989,369.74          N/A                N/A                N/A
Class PT2-25A             (1)         $ 1,942,188.26   Class PT2-IO-25           N/A                N/A
Class PT2-25B             (2)         $ 1,942,188.26          N/A                N/A                N/A
Class PT2-26A             (1)         $ 1,896,125.44   Class PT2-IO-26           N/A                N/A
Class PT2-26B             (2)         $ 1,896,125.44          N/A                N/A                N/A
Class PT2-27A             (1)         $ 1,851,154.77   Class PT2-IO-27           N/A                N/A
Class PT2-27B             (2)         $ 1,851,154.77          N/A                N/A                N/A
Class PT2-28A             (1)         $ 1,807,250.38   Class PT2-IO-28           N/A                N/A
Class PT2-28B             (2)         $ 1,807,250.38          N/A                N/A                N/A
Class PT2-29A             (1)         $ 1,764,386.96   Class PT2-IO-29           N/A                N/A
Class PT2-29B             (2)         $ 1,764,386.96          N/A                N/A                N/A
Class PT2-30A             (1)         $ 1,722,539.86   Class PT2-IO-30           N/A                N/A
Class PT2-30B             (2)         $ 1,722,539.86          N/A                N/A                N/A
Class PT2-31A             (1)         $ 1,681,684.96   Class PT2-IO-31           N/A                N/A
Class PT2-31B             (2)         $ 1,681,684.96          N/A                N/A                N/A
Class PT2-32A             (1)         $ 1,641,798.78   Class PT2-IO-32           N/A                N/A
Class PT2-32B             (2)         $ 1,641,798.78          N/A                N/A                N/A
Class PT2-33A             (1)         $ 1,602,858.33   Class PT2-IO-33           N/A                N/A
Class PT2-33B             (2)         $ 1,602,858.33          N/A                N/A                N/A
Class PT2-34A             (1)         $ 1,564,841.19   Class PT2-IO-34           N/A                N/A
Class PT2-34B             (2)         $ 1,564,841.19          N/A                N/A                N/A
Class PT2-35A             (1)         $ 1,527,725.47   Class PT2-IO-35           N/A                N/A
Class PT2-35B             (2)         $ 1,527,725.47          N/A                N/A                N/A
Class PT2-36A             (1)         $ 1,491,489.82   Class PT2-IO-36           N/A                N/A
Class PT2-36B             (2)         $ 1,491,489.82          N/A                N/A                N/A
Class PT2-37A             (1)         $ 1,456,113.36   Class PT2-IO-37           N/A                N/A
Class PT2-37B             (2)         $ 1,456,113.36          N/A                N/A                N/A
Class PT2-38A             (1)         $ 1,421,575.74   Class PT2-IO-38           N/A                N/A
Class PT2-38B             (2)         $ 1,421,575.74          N/A                N/A                N/A
Class PT2-39A             (1)         $ 1,387,857.05   Class PT2-IO-39           N/A                N/A
Class PT2-39B             (2)         $ 1,387,857.05          N/A                N/A                N/A
Class PT2-40A             (1)         $ 1,354,937.89   Class PT2-IO-40           N/A                N/A
Class PT2-40B             (2)         $ 1,354,937.89          N/A                N/A                N/A
Class PT2-41A             (1)         $ 1,322,799.31   Class PT2-IO-41           N/A                N/A
Class PT2-41B             (2)         $ 1,322,799.31          N/A                N/A                N/A
Class PT2-42A             (1)         $ 1,291,422.81   Class PT2-IO-42           N/A                N/A
Class PT2-42B             (2)         $ 1,291,422.81          N/A                N/A                N/A
Class PT2-43A             (1)         $ 1,260,790.29   Class PT2-IO-43           N/A                N/A
Class PT2-43B             (2)         $ 1,260,790.29          N/A                N/A                N/A
Class PT2-44A             (1)         $ 1,230,884.17   Class PT2-IO-44           N/A                N/A
Class PT2-44B             (2)         $ 1,230,884.17          N/A                N/A                N/A
Class PT2-45A             (1)         $ 1,201,687.17   Class PT2-IO-45           N/A                N/A
Class PT2-45B             (2)         $ 1,201,687.17          N/A                N/A                N/A
Class PT2-46A             (1)         $ 1,173,182.52   Class PT2-IO-46           N/A                N/A
Class PT2-46B             (2)         $ 1,173,182.52          N/A                N/A                N/A
Class PT2-47A             (1)         $ 1,145,353.79   Class PT2-IO-47           N/A                N/A
Class PT2-47B             (2)         $ 1,145,353.79          N/A                N/A                N/A
Class PT2-48A             (1)         $ 1,118,184.97   Class PT2-IO-48           N/A                N/A
Class PT2-48B             (2)         $ 1,118,184.97          N/A                N/A                N/A
Class PT2-49A             (1)         $ 1,091,660.39   Class PT2-IO-49           N/A                N/A
Class PT2-49B             (2)         $ 1,091,660.39          N/A                N/A                N/A
Class PT2-50A             (1)         $ 1,065,764.80   Class PT2-IO-50           N/A                N/A
Class PT2-50B             (2)         $ 1,065,764.80          N/A                N/A                N/A
Class PT2-51A             (1)         $ 1,040,483.27   Class PT2-IO-51           N/A                N/A
Class PT2-51B             (2)         $ 1,040,483.27          N/A                N/A                N/A
Class PT2-52A             (1)         $ 1,015,801.26   Class PT2-IO-52           N/A                N/A
Class PT2-52B             (2)         $ 1,015,801.26          N/A                N/A                N/A
Class PT2-53A             (1)         $   991,704.55   Class PT2-IO-53           N/A                N/A
Class PT2-53B             (2)         $   991,704.55          N/A                N/A                N/A
Class PT2-54A             (1)         $   968,179.27   Class PT2-IO-54           N/A                N/A
Class PT2-54B             (2)         $   968,179.27          N/A                N/A                N/A
Class PT2-55A             (1)         $   945,211.85   Class PT2-IO-55           N/A                N/A
Class PT2-55B             (2)         $   945,211.85          N/A                N/A                N/A
Class PT2-56A             (1)         $   922,789.09   Class PT2-IO-56           N/A                N/A
Class PT2-56B             (2)         $   922,789.09          N/A                N/A                N/A
Class PT2-57A             (1)         $   900,898.07   Class PT2-IO-57           N/A                N/A
Class PT2-57B             (2)         $   900,898.07          N/A                N/A                N/A
Class PT2-58A             (1)         $   879,479.13   Class PT2-IO-58           N/A                N/A
Class PT2-58B             (2)         $   879,479.13          N/A                N/A                N/A
Class PT2-59A             (1)         $36,177,827.06    Class PT2-IO-59          N/A                N/A
Class PT2-59B             (2)         $36,177,827.06          N/A                N/A                N/A
Class PT2-IO-1            (3)               (3)               N/A           Class PT1-1A      September 2006
Class PT2-IO-2            (3)               (3)               N/A           Class PT1-2A       October 2006
Class PT2-IO-3            (3)               (3)               N/A           Class PT1-3A       November 2006
Class PT2-IO-4            (3)               (3)               N/A           Class PT1-4A       December 2006
Class PT2-IO-5            (3)               (3)               N/A           Class PT1-5A       January 2007
Class PT2-IO-6            (3)               (3)               N/A           Class PT1-6A       February 2007
Class PT2-IO-7            (3)               (3)               N/A           Class PT1-7A        March 2007
Class PT2-IO-8            (3)               (3)               N/A           Class PT1-8A        April 2007
Class PT2-IO-9            (3)               (3)               N/A           Class PT1-9A         May 2007
Class PT2-IO-10           (3)               (3)               N/A           Class PT1-10A        June 2007
Class PT2-IO-11           (3)               (3)               N/A           Class PT1-11A        July 2007
Class PT2-IO-12           (3)               (3)               N/A           Class PT1-12A       August 2007
Class PT2-IO-13           (3)               (3)               N/A           Class PT1-13A     September 2007
Class PT2-IO-14           (3)               (3)               N/A           Class PT1-14A      October 2007
Class PT2-IO-15           (3)               (3)               N/A           Class PT1-15A      November 2007
Class PT2-IO-16           (3)               (3)               N/A           Class PT1-16A      December 2007
Class PT2-IO-17           (3)               (3)               N/A           Class PT1-17A      January 2008
Class PT2-IO-18           (3)               (3)               N/A           Class PT1-18A      February 2008
Class PT2-IO-19           (3)               (3)               N/A           Class PT1-19A       March 2008
Class PT2-IO-20           (3)               (3)               N/A           Class PT1-20A       April 2008
Class PT2-IO-21           (3)               (3)               N/A           Class PT1-21A        May 2008
Class PT2-IO-22           (3)               (3)               N/A           Class PT1-22A        June 2008
Class PT2-IO-23           (3)               (3)               N/A           Class PT1-23A        July 2008
Class PT2-IO-24           (3)               (3)               N/A           Class PT1-24A       August 2008
Class PT2-IO-25           (3)               (3)               N/A           Class PT1-25A     September 2008
Class PT2-IO-26           (3)               (3)               N/A           Class PT1-26A      October 2008
Class PT2-IO-27           (3)               (3)               N/A           Class PT1-27A      November 2008
Class PT2-IO-28           (3)               (3)               N/A           Class PT1-28A      December 2008
Class PT2-IO-29           (3)               (3)               N/A           Class PT1-29A      January 2009
Class PT2-IO-30           (3)               (3)               N/A           Class PT1-30A      February 2009
Class PT2-IO-31           (3)               (3)               N/A           Class PT1-31A       March 2009
Class PT2-IO-32           (3)               (3)               N/A           Class PT1-32A       April 2009
Class PT2-IO-33           (3)               (3)               N/A           Class PT1-33A        May 2009
Class PT2-IO-34           (3)               (3)               N/A           Class PT1-34A        June 2009
Class PT2-IO-35           (3)               (3)               N/A           Class PT1-35A        July 2009
Class PT2-IO-36           (3)               (3)               N/A           Class PT1-36A       August 2009
Class PT2-IO-37           (3)               (3)               N/A           Class PT1-37A     September 2009
Class PT2-IO-38           (3)               (3)               N/A           Class PT1-38A      October 2009
Class PT2-IO-39           (3)               (3)               N/A           Class PT1-39A      November 2009
Class PT2-IO-40           (3)               (3)               N/A           Class PT1-40A      December 2009
Class PT2-IO-41           (3)               (3)               N/A           Class PT1-41A      January 2010
Class PT2-IO-42           (3)               (3)               N/A           Class PT1-42A      February 2010
Class PT2-IO-43           (3)               (3)               N/A           Class PT1-43A       March 2010
Class PT2-IO-44           (3)               (3)               N/A           Class PT1-44A       April 2010
Class PT2-IO-45           (3)               (3)               N/A           Class PT1-45A        May 2010
Class PT2-IO-46           (3)               (3)               N/A           Class PT1-46A        June 2010
Class PT2-IO-47           (3)               (3)               N/A           Class PT1-47A        July 2010
Class PT2-IO-48           (3)               (3)               N/A           Class PT1-48A       August 2010
Class PT2-IO-49           (3)               (3)               N/A           Class PT1-49A     September 2010
Class PT2-IO-50           (3)               (3)               N/A           Class PT1-50A      October 2010
Class PT2-IO-51           (3)               (3)               N/A           Class PT1-51A      November 2010
Class PT2-IO-52           (3)               (3)               N/A           Class PT1-52A      December 2010
Class PT2-IO-53           (3)               (3)               N/A           Class PT1-53A      January 2011
Class PT2-IO-54           (3)               (3)               N/A           Class PT1-54A      February 2011
Class PT2-IO-55           (3)               (3)               N/A           Class PT1-55A       March 2011
Class PT2-IO-56           (3)               (3)               N/A           Class PT1-56A       April 2011
Class PT2-IO-57           (3)               (3)               N/A           Class PT1-57A        May 2011
Class PT2-IO-58           (3)               (3)               N/A           Class PT1-58A        June 2011
Class PT2-IO-59           (3)               (3)               N/A           Class PT1-59A        July 2011
Class PT2-R               (4)               (4)               N/A                N/A                N/A

---------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling Tier REMIC-2 IO Interest, this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having an "A" in their class designation.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having a "B" in their class designation.

(3) Each Pooling Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling Tier REMIC-2 IO Notional Balance") equal to the Pooling Tier REMIC-1 Principal Amount of the Corresponding Pooling Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Scheduled Crossover Distribution Date, each Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling Tier REMIC-1 Interest Rate for the Corresponding Pooling Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the related Corresponding Scheduled Crossover Distribution Date, the Pooling Tier REMIC-2 IO Interest shall not accrue interest.

(4) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

        On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling Tier REMIC-2 Regular Interests at the Pooling Tier REMIC-2 Interest Rates shown above.

        On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the then outstanding Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Pooling Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for Pooling Tier REMIC-2 Regular Interests Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-2 Regular Interests.

                                Lower Tier REMIC

        The Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower Tier REMIC and shall be represented by the Class R Certificates.

                           Lower Tier                                           Corresponding
   Lower Tier REMIC      REMIC Interest           Initial Lower Tier           Upper Tier REMIC
  Class Designation           Rate              REMIC Principal Amount         Regular Interest
----------------------  ---------------  ------------------------------------  ----------------
Class LT-A-1                  (1)         1/2 Corresponding Upper Tier REMIC           A-1
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-A-2                  (1)         1/2 Corresponding Upper Tier REMIC           A-2
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-1                  (1)         1/2 Corresponding Upper Tier REMIC           M-1
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-2                  (1)         1/2 Corresponding Upper Tier REMIC           M-2
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-3                  (1)         1/2 Corresponding Upper Tier REMIC           M-3
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-4                  (1)         1/2 Corresponding Upper Tier REMIC           M-4
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-5                  (1)         1/2 Corresponding Upper Tier REMIC           M-5
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-6                  (1)         1/2 Corresponding Upper Tier REMIC           M-6
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-7                  (1)         1/2 Corresponding Upper Tier REMIC           M-7
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-8                  (1)         1/2 Corresponding Upper Tier REMIC           M-8
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-9                  (1)         1/2 Corresponding Upper Tier REMIC           M-9
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-M-10                 (1)         1/2 Corresponding Upper Tier REMIC           M-10
                                          Regular Interest initial
                                          Class Principal Balance
Class LT-Accrual              (1)         1/2 Pool Stated Principal Balance            N/A
                                          plus 1/2 Subordinated Amount
Class LT-IO                   (2)                        (2)                           N/A
Class LT-R                    (3)                        (3)                           N/A

------------------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC Net WAC Rate.

(2) This Lower Tier Regular Interest is an interest-only interest and does not have a Lower Tier REMIC Principal Amount. On each Distribution Date, this Lower Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling Tier REMIC-2 IO Interests.

(3) The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

        Each Lower Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9 and Class LT-M-10 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

        On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class CE Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full).

        Reductions to Lower Tier REMIC Principal Amounts as a result of Realized Losses and increases in Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower Tier REMIC Principal Amount of each LT Accretion Directed Class is equal to 50% of the Class Certificate Balance of its Corresponding Class and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower Tier Principal Amount of the Corresponding Class of Lower Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest.

                                Upper Tier REMIC

        The Upper Tier REMIC shall issue the following classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper Tier REMIC and shall be represented by the Class R-II Certificates.

                                       Initial Upper Tier
 Upper Tier REMIC   Upper Tier REMIC     REMIC Principal       Corresponding
 Class Designation    Interest Rate          Amount        Class of Certificates
 -----------------    -------------    ------------------  ---------------------
Class A-1                 (1)             $ 246,815,000         Class A-1
Class A-2                 (1)             $  27,424,000         Class A-2
Class M-1                 (1)             $   4,217,000         Class M-1
Class M-2                 (1)             $   2,472,000         Class M-2
Class M-3                 (1)             $   1,309,000         Class M-3
Class M-4                 (1)             $   1,018,000         Class M-4
Class M-5                 (1)             $   1,018,000         Class M-5
Class M-6                 (1)             $   1,018,000         Class M-6
Class M-7                 (1)             $   1,018,000         Class M-7
Class M-8                 (1)             $   1,163,000         Class M-8
Class M-9                 (1)             $   1,163,000         Class M-9
Class M-10                (1)             $   1,017,000         Class M-10
Class IO                  (2)                 (2)
Class CE                  (3)                 (3)               Class CE (3)
Class UT-R                (4)                 (4)               Class R-II

---------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper Tier REMIC Net WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class CE Certificates and shall be held as an asset of the Supplemental Interest Account.

(3) The Class CE Interest has an initial principal balance of $1,163,354 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class CE Interest shall have a notional principal balance equal to the aggregate of the Lower Tier Principal Amounts of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class CE Interest shall bear interest at a rate equal to the excess, if any, of the Lower Tier REMIC Net WAC Rate over the product of (i) 2 and (ii) the weighted average Lower Tier REMIC Interest Rate of the Lower Tier REMIC Regular Interests (other than Class LT-IO Interest), where the Lower Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper Tier Interest Rate on its Corresponding Class of Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class CE Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class UT-R Interest does not have an interest rate or a principal balance.

        On each Distribution Date, interest distributable in respect of the Lower Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper Tier REMIC.

        On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Certificates

                            Class Pass-Through      Class Certificate
    Class Designation              Rate                  Balance
------------------------   --------------------   ----------------------
Class A-1 (5)                       (1)                $ 246,815,000
Class A-2 (5)                       (1)                $  27,424,000
Class A-3 (5)                       (1)                $   4,217,000
Class M-1 (5)                       (2)                $   2,472,000
Class M-2 (5)                       (2)                $   1,309,000
Class M-3 (5)                       (2)                $   1,018,000
Class M-4 (5)                       (2)                $   1,018,000
Class M-5 (5)                       (2)                $   1,018,000
Class M-6 (5)                       (2)                $   1,018,000
Class M-7 (5)                       (2)                $   1,163,000
Class M-8 (5)                       (2)                $   1,163,000
Class M-9 (5)                       (2)                $   1,017,000
Class M-10 (5)                      (2)                $ 246,815,000
Class CE                            (3)                    (3)
Class R                             (4)                    (4)

---------------
(1) The Class A-1 and Class A-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(2) The Class M-1, Class M-2, Class M-3, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(3) The Class CE Certificates will represent beneficial ownership of the Class CE Interest, the Class IO Interest, the right to receive Class IO Shortfalls, amounts in the Supplemental Interest Account, subject to the obligation to pay Net Swap Payments to the Swap Provider and Upper Tier Carry Forward Amounts to the Offered Certificates and, without duplication, Basis Risk Carry Forward Amounts to the Offered Certificates and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts to the Offered Certificates. For federal income tax purposes, the Trustee will treat a Class CE Certificateholder's obligation to make payments to the Offered Certificates of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account as payments made pursuant to an interest rate cap contract written by the Class CE Certificateholders in favor of each Class of Offered Certificates. Such rights of the Class CE Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class CE Certificates do not have a Class Certificate Balance.

(4) The Class R Certificates do not have a principal balance or an interest rate. The Class R Certificates represent the residual interest in each Trust REMIC.

(5) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account in respect of any Basis Risk Carry Forward Amounts and, without duplication, from the Supplemental Interest Account in respect of Upper Tier Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section
    8.16. For federal income tax purposes, any amount distributed on the Offered Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to, and as further provided in Section 8.16. For federal income tax purposes, the Trustee will treat an Offered Certificateholder's right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account as payments made pursuant to an interest rate cap contract written by the Class CE Certificateholders.

        The minimum denomination for each Class of the Offered Certificates will be $25,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class CE Certificates will be a 1% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates           All Classes of Certificates other than the
                                  Physical Certificates.

Class A Certificates              Class A-1 and Class A-2 Certificates.

Class M Certificates              Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class M-7, Class M-8,
                                  Class M-9 and Class M-10 Certificates.

ERISA-Restricted Certificates     The Physical Certificates and any Certificate
                                  with a rating below the lowest applicable permitted rating under the Underwriters
                                  Exemption.

Offered Certificates              All Classes of Certificates other than the
                                  Private Certificates.

Physical Certificates             The Class R and Class CE Certificates.

Principal Certificates            Offered Certificates.

Private Certificates              The Class R and Class CE Certificates.

Rating Agencies                   Moodys and S&P.

Regular Certificates              All Classes of Certificates other than the
                                  Class R and Class CE Certificates.

Residual Certificates             The Class R Certificates.

Subordinated Certificates         The Class M Certificates.

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the Servicing Agreement or Sale Agreement, as applicable. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

        10-K Filing Deadline: As defined in Section 8.15(c).

        Account: Any of the Distribution Account, the Collection Account or the Supplemental Interest Account. Each Account shall be an Eligible Account.

        Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class' share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

        Additional Disclosure Notification: As defined in Section 8.15(c).

        Additional Form 10-D Disclosure: As defined in Section 8.15(b).

        Additional Form 10-K Disclosure: As defined in Section 8.15(c).

        Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

        Advance: Any Monthly Advance or Servicing Advance.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Trust Agreement and all amendments or supplements hereto.

        Amendment Reg AB: The Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of August 30, 2006, among the Original Loan Seller, the Servicer and the Sponsor.

        Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Trustee by the Depositor.

        Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

        Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among Countrywide Home Loans Servicing LP (the "Servicer"), Countrywide Home Loans Inc. (the "Original Loan Seller"), the Sponsor and the Depositor, relating to the Original Loan Seller Mortgage Loans.

        Assignment of Mortgage: An executed assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

        Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Premiums); (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause
(a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

        Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

        Basis Risk Carry Forward Amount: With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates at the WAC Cap for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the WAC Cap.

        Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class CE Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

        Book-Entry Certificates: As specified in the Preliminary Statement.

        Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which the Trustee's Corporate Trust office is located, are authorized or obligated by law or executive order to be closed, which include Minnesota and Maryland.

        Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

        Certificate Balance: With respect to any Class of Principal Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by any Applied Realized Loss Amounts applicable to such Class of Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class CE and Class R Certificates have no Certificate Balance.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

        Certificate Register: The register maintained pursuant to Section 5.02.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

        Certification: As defined in Section 8.15(b).

        Class: All Certificates bearing the same class designation as set forth in this Agreement.

        Class A Certificates: As specified in the Preliminary Statement.

        Class A Principal Distribution Amount: With respect to any Distribution Date is the excess of (a) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of
(x) 88.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class CE Certificates: All Certificates bearing the class designation of "Class CE"

        Class CE Distributable Amount: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class CE Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class CE Interest that is distributable as a Subordination Reduction Amount, minus (iii) any Defaulted Swap Termination Payment payable to the Swap Provider and any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts.

        Class CE Interest: The Upper Tier REMIC Regular Interest represented by the Class CE Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

        Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

        Class IO Interest: As specified in the Preliminary Statement.

        Class IO Shortfalls: As defined in Section 8.16. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class CE Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class CE Interest (prior to reduction for any Basis Risk Payments or Defaulted Swap Termination Payments) or Class IO Interest on such Distribution Date, all as further provided in Section 8.16.

        Class LT-R Interest: The sole class of "residual interest" in the Lower Tier REMIC evidenced by the Class R Certificates.

        Class M Certificates: Collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

        Class M-1 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date) and (b) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 91.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-2 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (c) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 93.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-3 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (d) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 94.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-4 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date) and (e) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 94.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-5 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (f) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 95.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-6 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (g) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 96.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-7 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (h) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 96.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-8 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date) and (i) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 97.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-9 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date) (j) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 98.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class M-10 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date), (j) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for such Distribution Date) and (k) the Class Certificate Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 99.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

        Class PT1-R Interest: The sole class of "residual interest" in Pooling Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

        Class PT2-R Interest: The sole class of "residual interest" in Pooling Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

        Class R Certificates: All Certificates bearing the class designation of "Class R".

        Class UT-R Interest: The sole class of "residual interest" in the Upper Tier REMIC evidenced by the Class R Certificate.

        Closing Date: August 31, 2006.

        Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

        Collection Account: The "Custodial Account" as defined in the Servicing Agreement.

        Commission: The U.S. Securities and  Exchange Commission.

        Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) one half of the lesser of (1) the Servicing Fee payable to the Servicer for such Distribution Date and (2) the Servicing Fee actually received by the Servicer for such Distribution Date.

        Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located (i) for purposes of Certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BCAP LLC 2006-AA1 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager- BCAP LLC 2006-AA1, facsimile no. (410) 715-2380, and which is the address to which notices to and correspondence with the Trustee should be directed.

        Corresponding Class: The class of interests in the Lower Tier REMIC or Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such REMIC, as applicable, or to a Class of Certificates in the manner set out below:

  Corresponding                   Corresponding
 Lower Tier REMIC                Upper Tier REMIC              Corresponding
 Regular Interest                Regular Interest          Class of Certificates
------------------              ------------------         ---------------------
   Class LT-A-1                     Class A-1                    Class A-1
   Class LT-A-2                     Class A-2                    Class A-2
   Class LT-M-1                     Class M-1                    Class M-1
   Class LT-M-2                     Class M-2                    Class M-2
   Class LT-M-3                     Class M-3                    Class M-3
   Class LT-M-4                     Class M-4                    Class M-4
   Class LT-M-5                     Class M-5                    Class M-5
   Class LT-M-6                     Class M-6                    Class M-6
   Class LT-M-7                     Class M-7                    Class M-7
   Class LT-M-8                     Class M-8                    Class M-8
   Class LT-M-9                     Class M-9                    Class M-9
  Class LT-M-10                     Class M-10                   Class M-10

        Corresponding Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

        Corresponding Pooling Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

        Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling Tier REMIC-2 IO Interest.

        Countrywide Home Loans: Countrywide Home Loans, Inc., a New York corporation, and its successors in interest.

        Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

        Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages.

        Cumulative Loss Percentages: With respect to any Distribution Date, the percentages set forth below:

   Distribution Date
     Occurring In                         Cumulative Loss Percentage
----------------------   -------------------------------------------------------
September 2008 through    0.20% for the first month, plus an additional 1/12th
August 2009               of 0.25% for each month thereafter

September 2009 through    0.45% for the first month, plus an additional 1/12th
August 2010               of 0.30% for each month thereafter

September 2010 through    0.75% for the first month, plus an additional 1/12th
August 2011               of 0.35% for each month thereafter

September 2011 through    1.10% for the first month, plus an additional 1/12th
August 2012               of 0.20% for each month thereafter

September 2012 and        1.30%
thereafter

        Custodial File: With respect to each Mortgage Loan, all Mortgage Loan Documents which are delivered to the Trustee or which at any time comes into the possession of the Trustee.

        Cut-off Date: August 1, 2006.

        Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an "Event of Default" (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

        Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

        Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

        Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by the Original Loan Seller, the Purchaser or the Depositor in accordance with the terms of the Sale Agreement, the Assignment Agreement or this Agreement, as applicable, or which is, in the case of a substitution pursuant to the Sale Agreement or the Assignment Agreement, replaced or to be replaced with a substitute mortgage loan.

        Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the prior period's Senior Enhancement Percentage.

        Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

        Depositor: BCAP LLC, a Delaware limited liability company, and its successors in interest.

        Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

        Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's and "A-1" by Standard & Poor's.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Determination Date: With respect to each Remittance Date, the Business Day immediately preceding such Remittance Date.

        Disqualified Non-U.S. Person: With respect to a Residual Certificate,
(i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI, or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person described in (i) or (ii) above has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

        Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of BCAP LLC Trust 2006-AA1 Mortgage Pass-Through Certificates, Series 2006-AA1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

        Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in September 2006.

        Document Certification and Exception Report: The report attached to Exhibit F hereto.

        Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

        Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

        Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

        Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Trustee) (in each case to the extent they are designated as Rating Agencies in the Preliminary Statement).

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.

        ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

        ERISA-Restricted Certificate: As specified in the Preliminary Statement.

        Event of Default: As defined in the Servicing Agreement.

        Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of BCAP LLC Trust 2006-AA1, Mortgage Pass-Through Certificates, Series 2006-AA1". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

        Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount for such Distribution Date over
(b) the Specified Subordinated Amount for such Distribution Date.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and any lender paid mortgage insurance premium rate applicable to such Mortgage Loan.

        Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

        Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

        Fair Market Value Excess: As defined in Section 9.01.

        Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

        Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in October 2036.

        Fitch: Fitch, Inc.

        Form 8-K Disclosure Information: As defined in Section 8.15(g).

        Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

        Gross Margin: The fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

        Index: As to each Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

        Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        Interest Accrual Period: With respect to each Class of Principal Certificates and the Corresponding Class of Lower Tier REMIC Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to the Class LT-Accrual Interest, Class LT-IO Interest and each Pooling Tier REMIC-1 Regular Interest and Pooling Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Principal Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

        Interest Rate Swap Agreement: The interest rate swap agreement, dated as of August 31, 2006 between the Swap Provider and the Trustee, a copy of which is attached hereto as Exhibit O.

        Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans, net of the fees payable to the Servicer and the Trustee, and net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider with respect to such Distribution Date.

        Investment Account: As defined in Section 3.02(a).

        LIBOR: With respect to any Interest Accrual Period for the Offered Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

        LIBOR Determination Date: With respect to any Interest Accrual Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

        Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

        London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

        Lower Tier Principal Amount: As described in the Preliminary Statement.

        Lower Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-M-10, Class LT-IO and Class LT-Accrual Interests, as described in the Preliminary Statement.

        Lower Tier REMIC: As described in the Preliminary Statement.

        Lower Tier REMIC Interest Rate: As described in the Preliminary
Statement.

        Lower Tier REMIC Principal Amount: The principal balance of each Lower Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement. The Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

        Lower Tier REMIC Net WAC Rate: A per annum variable rate equal to the weighted average of the Pooling Tier REMIC-2 Interest Rates of the Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests).

        MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

        MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

        Monthly Advance: As defined in the Servicing Agreement.

        Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

        Moody's: Moody's Investors Service, Inc. and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer and the Trustee.

        Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

        Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

        Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

        Mortgage Loan: An individual Mortgage Loan which is the subject of the Sale Agreement and the Servicing Agreement, each Mortgage Loan originally sold and subject to the Sale Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

        Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

        Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) Original Loan Seller's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the Servicer; (11) the Servicing Fee Rate; (12) the current Scheduled Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgaged Property is a leasehold estate; (20) the Due Date of the Mortgage Loan; (21) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer;
(22) the certificate number of the Primary Mortgage Insurance Policy; (23) the amount of coverage of the Primary Mortgage Insurance Policy, and if it is a lender-paid Primary Mortgage Insurance Policy, the premium rate; (24) the type of appraisal; (25) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (26) documentation type (including asset and income type); (27) first payment date; (28) the schedule of the payment delinquencies in the prior 12 months; (29) FICO score; (30) the Mortgagor's name; (31) the stated maturity date; (32) the original principal amount of the mortgage; (33) the "pay through" date or the date of the last payment made; and (34) the Gross Margin of the Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

        Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

        Mortgage Rate: The annual rate of interest borne on a Mortgage Note.

        Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

        Mortgagor: The obligor on a Mortgage Note.

        Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

        Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest payments made with respect to such Distribution Date.

        Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

        Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the reserve account referred to in the third full paragraph of Section 4.05 that is required under that paragraph be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

        NIM Issuer: The entity established as the issuer of NIM Securities.

        NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class CE Certificates.

        NIM Trustee: The trustee for the NIM Securities.

        Non-Permitted Transferee: A Person other than a Permitted Transferee.

        Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

        Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

        Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

        Offered Certificates: As specified in the Preliminary Statement.

        Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Original Loan Seller, and delivered to the Trustee, as required by the Servicing Agreement or Sale Agreement.

        Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer, reasonably acceptable to the Trustee (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer or the Trustee of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Trustee of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Servicer or Trustee of the Mortgage Loans as an officer, employee, director or person performing similar functions.

        Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

        Original Loan Seller: Countrywide Home Loans, in its capacity as seller under the Sale Agreement.

        Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

        Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

        Overcollateralization Floor: An amount equal to 0.40% of the Cut-off Date Pool Principal Balance.

        Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

        Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1, 0.190%; Class A-2, 0.260%; Class M-1, 0.350%; Class M-2, 0.370%; Class M-3, 0.390%; Class M-4, 0.500%; Class M-5,
0.540%; Class M-6, 0.600%; Class M-7, 1.050%; Class M-8, 1.250%; Class M-9,
1.250%; and Class M-10, 1.250%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1, 0.380%; Class A-2, 0.520%; Class M-1, 0.525%; Class M-2, 0.555%; Class M-3,
0.585%; Class M-4, 0.750%; Class M-5, 0.810%; Class M-6, 0.900%; Class M-7,
1.575%; Class M-8, 1.875%; Class M-9, 1.875%; and Class M-10, 1.875%.

        Pass-Through Rate: For each Class of Certificates and each Lower Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

        Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

        Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

                (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody's and A-1+ by S&P;

                (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that are rated, if rated by Moody's, at least "Aaa" by Moody's, and, if rated by Standard & Poor's, at least "AAAm" or "AAAm-G" by Standard & Poor's; and

                (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

        Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

        Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

        Physical Certificates: As specified in the Preliminary Statement.

        Pooling Tier REMIC-1: As described in the Preliminary Statement.

        Pooling Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

        Pooling Tier REMIC-1 Net WAC Rate: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

        Pooling Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

        Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

        Pooling Tier REMIC-2: As described in the Preliminary Statement.

        Pooling Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

        Pooling Tier REMIC-2 IO Interest: Any of the Pooling Tier REMIC-2 Regular Interests with the designation "IO" in its name.

        Pooling Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

        Pooling Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

        Pooling Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

        Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

        Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Principal Prepayment Period, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

        Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

        Principal Certificates: As specified in the Preliminary Statement.

        Principal Distribution Amount: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

        Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, including any Prepayment Premium, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Principal Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

        Principal Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, the amount equal to the sum of the following amounts (without duplication): (i) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds allocable to principal and received during the related Principal Prepayment Period; (iii) all Principal Prepayments allocable to principal and received during the related Principal Prepayment Period; (iv) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase or repurchase of a Deleted Mortgage Loan; (v) principal portion of all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount and received in connection with the substitution of a Mortgage Loan, and
(vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

        Private Certificates: As specified in the Preliminary Statement.

        Prospectus Supplement: The Prospectus Supplement, dated August 30, 2006, relating to the Offered Certificates.

        PTCE 95-60: As defined in Section 5.02(b).

        PUD: A planned unit development.

        Purchaser: Barclays Bank PLC, a public limited company registered in England and Wales, and its successors in interest.

        Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

        Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

        Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

        Reference Bank: As defined in Section 4.04.

        Regular Certificates: As specified in the Preliminary Statement.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

        Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day) of the month in which such Distribution Date occurs.

        REO Disposition: The final sale by the Servicer of any REO Property.

        REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Event: As defined in Section 8.15(g).

        Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit D.

        Residual Certificates: As specified in the Preliminary Statement.

        Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

        Rule 144A Letter: As defined in Section 5.02(b).

        Sale Agreement: The Master Mortgage Loan Purchase Agreement, dated August 30, 2006, between the Purchaser and the Original Loan Seller, as amended by Amendment Reg AB.

        Sarbanes Certification: As defined in Section 8.15(c).

        Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

        Securities Act: The Securities Act of 1933, as amended.

        Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month in which such Distribution Date occurs.

        Senior Specified Enhancement Percentage: As of any date of determination, 11.40%.

        Servicer: Countrywide Servicing in its capacity as servicer under the Servicing Agreement and the related Assignment Agreement, or any successor servicer appointed pursuant thereto.

        Servicing Advances: As defined in the Servicing Agreement.

        Servicing Agreement: The Servicing Agreement, dated August 30, 2006, between the Purchaser and the Servicer, as amended by Amendment Reg AB.

        Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit P hereto.

        Servicing Fee: As defined in the Servicing Agreement.

        Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

        Servicing File: the "Credit File" as defined in the Servicing Agreement.

        Servicing Function Participant: As defined in Section 8.14(a).

        Similar Law: As defined in Section 5.02(b).

        Specified Subordinated Amount: an amount equal to 0.40% of the Cut-off Date Pool Principal Balance. When the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

        Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - BCAP LLC Trust 2006-AA1, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicer and the Trustee.

        Startup Day: As defined in Section 2.04.

        Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

        Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in September 2009 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

        Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer or the Trustee that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

        Subordinated Amount: As of any Distribution Date, the excess, if any, of
(a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on that Distribution Date).

        Subordinated Certificates: As specified in the Preliminary Statement.

        Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

        Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the Net Monthly Excess Cash Flow.

        Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

        Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

        Substitution Adjustment Amount: With respect to the Sale Agreement or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the Original Loan Seller in connection with a substitution for a Deleted Mortgage Loan.

        Supplemental Interest Account: The trust account created pursuant to
Section 4.05 of this Agreement consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.05.

        Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Offered Certificates divided by (b) 30.

        Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

        Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

        Tax Matters Person: The Holder of the Class R Certificates is designated as "tax matters person" of (i) Pooling Tier REMIC-1, and (ii) Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

        Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

        Termination Price: As defined in Section 9.01.

        Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Remittance Date) or advanced on the Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of (A) the interest payable to the Principal Certificates on such Distribution Date pursuant to
Section 4.01(a)(i), (B) any Net Swap Payments payable to the Swap Provider and
(C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider.

        Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

        Transfer Affidavit: As defined in Section 5.02(c).

        Transferor Certificate: As defined in Section 5.02(b).

        Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

        Trust: The express trust created hereunder in Section 2.01(c).

        Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, Supplemental Interest Account, Collection Account and the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Depositor under the Interest Rate Swap Agreement; (v) the rights of the Trust under the Assignment Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

        Trust REMIC: Any of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC or the Upper Tier REMIC, as applicable.

        Trustee: Wells Fargo Bank, National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

        Trustee Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Remittance Date and ending on such Distribution Date.

        Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

        Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

        Unpaid Realized Loss Amount: With respect to any Class of Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

        Upper Tier Carry Forward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper Tier REMIC Interest Rate for the Corresponding Class of Upper Tier REMIC Regular Interest is based upon the Upper Tier REMIC Net WAC Rate, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of Offered Certificates would otherwise be entitled to receive on such Distribution Date taking into account the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount such Class of Upper Tier REMIC Regular Interest would otherwise be entitled to receive on such Distribution Date taking into account the Upper Tier REMIC Net WAC Rate and (B) the Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper Tier REMIC Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper Tier REMIC Net WAC Rate.

        Upper Tier REMIC: As described in the Preliminary Statement.

        Upper Tier REMIC Net WAC Rate: For any Distribution Date, the weighted average of the Lower Tier REMIC Interest Rate of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest), weighted on the basis of the Lower Tier REMIC Principal Amounts.

        Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

        Upper Tier REMIC: As described in the Preliminary Statement.

        U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class CE Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

        WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (ii) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of that Due Period and (B) 12 multiplied by (ii) 30 divided by the actual number of days in the related Interest Accrual Period.

        Wells Fargo: Wells Fargo Bank, National Association, a national banking association, and its successors in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

        Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

        (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

        (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

        (ii) the original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

        (iii) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording;

        (iv) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided, that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

        (v) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

        (vi) an original or copy of a title insurance policy or evidence of title;

        (vii) to the extent applicable, an original power of attorney; and

        (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

        The Depositor shall deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

        From time to time, pursuant to the Sale Agreement, the Original Loan Seller may forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the Sale Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

        On or prior to the Closing Date, the Depositor shall deliver to the Trustee Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan. On the Closing Date, the Trustee shall provide a written request to the Original Loan Seller to submit the Assignments of Mortgage for recordation, at the Original Loan Seller's expense, pursuant to the Sale Agreement. The Trustee shall deliver the Assignment of Mortgages to be submitted for recordation to the Original Loan Seller.

        In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within the time period and in the manner specified in the Sale Agreement, the Trustee shall take or cause to be taken such remedial actions under the Sale Agreement against the Original Loan Seller as may be permitted to be taken thereunder, including, without limitation, if applicable, the repurchase by the Original Loan Seller of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Original Loan Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Original Loan Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Original Loan Seller, confirming that such document has been accepted for recording.

        Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Original Loan Seller shall be deemed to have been satisfied upon delivery by the Original Loan Seller to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

        (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "BCAP LLC Trust 2006-AA1" and Wells Fargo Bank, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

        Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee shall acknowledge on the Closing Date receipt by the Trustee of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in California, Minnesota or Salt Lake City, Utah.

        Prior to and as a condition to the Closing Date, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

        On the Closing Date, the Trustee shall ascertain that all documents required to be delivered to it are in its possession and shall deliver to the Depositor an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2),
(8), (32) and (34) of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

        The Trustee shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

        The Trustee shall enforce the obligation of the Original Loan Seller to cure or repurchase Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 as determined in the Trustee's review as required herein by notifying the Original Loan Seller to correct or cure such default. The Trustee shall also enforce the obligation of the Original Loan Seller under the Sale Agreement, and the Servicing Agreement to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If the Servicer or the Original Loan Seller, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify the Depositor and the Depositor will cause the Original Loan Seller to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee, on behalf of the Trust, against the Servicer, the Original Loan Seller and the Purchaser, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies. The Trustee will be reimbursed by the Trust for all costs and expenses incurred by it in enforcing such legal remedies.

        Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

        Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in October 2036, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

        Amounts distributable to the Class CE Certificates (prior to any reduction for any Basis Risk Payment, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper Tier REMIC in respect of the Class CE Interest and the Class IO Interest to the Holders of the Class CE Certificates prior to distribution of any Basis Risk Payments to the Offered Certificates or Swap Termination Payment to the Swap Provider.

        For federal income tax purposes, any amount distributed on the Offered Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Offered Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to and as further provided in Section 8.16.

        Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

        (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

        (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

        (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

        (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

        (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

        (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or
(ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

        It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Trustee, and shall inure to the benefit of the Certificateholders.

        Section 2.06 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, as of the Closing Date:

        (a) The Trustee has been duly incorporated and is validly existing as a national banking association and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under this Agreement would require such qualification and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

        (b) The Trustee has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Trustee the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) The execution and delivery of this Agreement by the Trustee, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Trustee and will not (i) result in a material breach of any term or provision of the articles of incorporation or bylaws of the Trustee, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Trustee is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Trustee of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee; and the Trustee is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Trustee's ability to perform or meet any of its obligations under this Agreement.

        (d) No litigation is pending or threatened against the Trustee that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Trustee to perform any of its obligations under this Agreement in accordance with the terms thereof. For purposes of the foregoing, the Trustee does not regard any actions, proceedings or investigations "threatened" unless the potential litigants or governmental authority has manifested to a member of the Wells Fargo & Company Law Department having responsibility for litigation matters involving the corporate trust activities of the Trustee its present intention to initiate such proceedings.

        (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Trustee has obtained the same.

                                   ARTICLE III

                                 TRUST ACCOUNTS

        Section 3.01 Distribution Account and Excess Reserve Fund Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class CE Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Offered Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the Principal Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Account. On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment received by it for such date into the Excess Reserve Fund Account.

        On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class or Classes of Principal Certificates, the Trustee shall (1) withdraw from the Distribution Account, to the extent of funds available therefor in the Distribution Account, and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(D), the lesser of (x) the Class CE Distributable Amount (without regard to the reduction in clause
(iii) of the definition thereof with respect to Basis Risk Carry Forward Amount or any Defaulted Swap Termination Payment) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(C)) and (y) the aggregate Basis Risk Carry Forward Amounts of the Principal Certificates for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Principal Certificates the related Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(E).

        The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class CE Certificateholders. For all federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class CE Certificateholders in respect of the Class CE Interest and then contributed by the Class CE Certificateholders to the Excess Reserve Fund Account.

        Any Basis Risk Carry Forward Amounts distributed by the Trustee to the Principal Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class CE Certificates (in respect of the Class CE Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of Principal Certificates. In addition, the Trustee shall account for the Principal Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account) as rights in a limited recourse interest rate cap contract written by the Class CE Certificateholders in favor of the Holders of each such Class. Funds in the Excess Reserve Fund Account shall remain uninvested.

        Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any distributions from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

        (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

        (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to the Servicing Agreement; and

        (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

        In the event that the Servicer shall remit any amount not required to be remitted pursuant to the Servicing Agreement, and the Servicer directs the Trustee in writing to withdraw such amount from the Distribution Account, the Trustee shall return such funds to the Servicer. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01.

        Section 3.02 Investment of Funds in the Distribution Account. (a) The Trustee may (but shall not be obligated to) invest funds in the Distribution Account during the Trustee Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand or maturing on such Distribution Date, in the case of an investment that is an obligation of the Trustee, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

        (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

        (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

        (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee during the Trustee Float Period shall be subject to the Trustee's withdrawal in the manner set forth in Section 10.05.

        (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Trustee shall be liable to the Trust for any such loss on any funds it has invested under this
Section 3.02 only during the Trustee Float Period, and the Trustee shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

        (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

        (e) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

                                   ARTICLE IV

                                  DISTRIBUTIONS

        Section 4.01 Priorities of Distribution. (a) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

        (i) to the holders of each Class of Principal Certificates and to the Supplemental Interest Account in the following order of priority:

            (A) to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

            (B) from the Interest Remittance Amount, to the Class A-1 and Class A-2 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for those Classes for such Distribution Date, allocated pro rata based on their respective entitlements to those amounts;

            (C) from any remaining Interest Remittance Amount, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (D) from any remaining Interest Remittance Amount, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (E) from any remaining Interest Remittance Amount, to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (F) from any remaining Interest Remittance Amount, to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (G) from any remaining Interest Remittance Amount, to the Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (H) from any remaining Interest Remittance Amount, to the Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (I) from any remaining Interest Remittance Amount, to the Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (J) from any remaining Interest Remittance Amount, to the Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (K) from any remaining Interest Remittance Amount, to the Class M-9 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

            (L) from any remaining Interest Remittance Amount, to the Class M-10 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

        (ii) (A) on each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event is in effect, to the Holders of the related Class or Classes of Principal Certificates then entitled to distributions of principal, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                (1) to the Class A-1 and Class A-2 Certificates, pro rata, based on their Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

                (2) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class M-5, Class M-6, Class M-7, Class M-8 Class M-9 and Class M-10 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (1) on and after the Stepdown Date and
        (2) as long as a Trigger Event is not in effect, to the Holders of the related Class or Classes of Principal Certificates then entitled to distribution of principal, from Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause
        (i) above, an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                (1) to the Class A Certificates, the lesser of (x) the Principal
            Distribution Amount and (y) the Class A Principal Distribution Amount, allocated pro rata based on their Class Certificate Balances until their respective Class Certificate Balances are reduced to zero;

                (2) to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above and (y) the Class M-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                (3) to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above and to the Class M-1 Certificateholders in clause (ii)(B)(2) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (4) to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above and to the Class M-2 Certificateholders in clause (ii)(B)(3) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (5) to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above and to the Class M-3 Certificateholders in clause (ii)(B)(4) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (6) to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above, to the Class M-3 Certificateholders in clause (ii)(B)(4) above and to the Class M-4 Certificateholders in clause (ii)(B)(5) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (7) to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above, to the Class M-3 Certificateholders in clause (ii)(B)(4) above, to the Class M-4 Certificateholders in clause (ii)(B)(5) above and to the Class M-5 Certificateholders in clause (ii)(B)(6) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (8) to the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above, to the Class M-3 Certificateholders in clause (ii)(B)(4) above, to the Class M-4 Certificateholders in clause (ii)(B)(5) above, to the Class M-5 Certificateholders in clause (ii)(B)(6) and to the Class M-6 Certificateholders in clause (ii)(B)(7) above and
            (y) the Class M-7 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (9) to the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above, to the Class M-3 Certificateholders in clause (ii)(B)(4) above, to the Class M-4 Certificateholders in clause (ii)(B)(5) above, to the Class M-5 Certificateholders in clause (ii)(B)(6), to the Class M-6 Certificateholders in clause (ii)(B)(7) above and to the Class M-7 Certificateholders in clause (ii)(B)(8) above and (y) the Class M-8 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (10) to the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii)(B)(1) above, to the Class M-1 Certificateholders in clause (ii)(B)(2) above, to the Class M-2 Certificateholders in clause (ii)(B)(3) above, to the Class M-3 Certificateholders in clause (ii)(B)(4) above, to the Class M-4 Certificateholders in clause (ii)(B)(5) above, to the Class M-5 Certificateholders in clause (ii)(B)(6), to the Class M-6 Certificateholders in clause (ii)(B)(7) above, to the Class M-7 Certificateholders in clause (ii)(B)(8) above and to the Class M-8 Certificateholders in clause (ii)(B)(9) above and (y) the Class M-9 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                (11) to the Class M-10 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause
            (ii)(B)(1) above, to the Class M-1 Certificateholders in clause
            (ii)(B)(2) above, to the Class M-2 Certificateholders in clause
            (ii)(B)(3) above, to the Class M-3 Certificateholders in clause
            (ii)(B)(4) above, to the Class M-4 Certificateholders in clause
            (ii)(B)(5) above, to the Class M-5 Certificateholders in clause
            (ii)(B)(6), to the Class M-6 Certificateholders in clause (ii)(B)(7) above, to the Class M-7 Certificateholders in clause (ii)(B)(8) above, to the Class M-8 Certificateholders in clause (ii)(B)(9) above and to the Class M-8 Certificateholders in clause (ii)(B)(10) above and (y) the Class M-10 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

        (iii) any amount remaining after the distributions in clauses (i) and
    (ii) above, plus as specifically indicated below, amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

            (A) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Unpaid Interest Amount for each such Class;

            (B) sequentially, to the Holders of the Class A-1 and Class A-2 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

            (C) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

            (D) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to any Net Swap Receipts) for such Distribution Date;

            (E) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date, first, concurrently to the Class A Certificates, pro rata, based on their respective Class Certificate Balances immediately prior to that Distribution Date, up to their respective unpaid remaining Basis Risk Carry Forward Amounts (provided that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amounts for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amounts that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts), and, second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

            (F) to the Supplemental Interest Account, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

            (G) to the Class CE Certificates, the remainder of the Class CE Distributable Amount not distributed pursuant to Sections
        4.02(a)(iii)(A)-(F); and

            (H) to the Class R Certificates, any remaining amount, in respect of each Trust REMIC.

        If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Principal Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

        (b) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

        (i) First, to the portion of the Class CE Distributable Amount allocable to interest; and

        (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A and Class M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

        Section 4.02 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement based in part on information provided by the Servicer setting forth with respect to the related distribution:

        (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

        (ii) the amount of Available Funds;

        (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (and the calculation thereof);

        (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

        (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

        (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

        (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

        (viii) the Pool Stated Principal Balance for the related Distribution Date;

        (ix) the amount of the Expense Fees paid to or retained by the Servicer and paid to or retained by the Trustee (stated separately and in the aggregate) with respect to such Distribution Date;

        (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

        (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicer (and the Trustee as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

        (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month to be calculated in accordance with the OTS method;

        (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

        (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month and the month and year of acquisition of such REO Properties;

        (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

        (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

        (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

        (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

        (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

        (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

        (xxi) LIBOR and Swap LIBOR;

        (xxii) the Subordinated Amount and Specified Subordinated Amount;

        (xxiii) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

        (xxiv) the amount distributed on the Class CE Certificates;

        (xxv) the amount of any Subsequent Recoveries for such Distribution Date; and

        (xxvi) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term.

        In addition, each Form 10-D prepared and filed by the Trustee pursuant to Section 8.12 shall include the following information with respect to the related distribution:

            (i) material breaches of Mortgage Loan representations and warranties of which the Trustee has knowledge or has received written notice; and

            (ii)material breaches of any covenants under this Agreement of which the Trustee has knowledge or has received written notice.

        (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee shall make available the above statement via the Trustee's internet website. The Trustee's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

        The Trustee shall make available to each Analytics Company via the Trustee's internet website each statement to Certificateholders prepared pursuant to this Section 4.02(b). The Trustee and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Trustee shall provide any corrections to such statements to each Analytics Company within ten Business Days of the related Distribution Date, provided that the Trustee shall only be obligated to report to one Analytics Company in any month.

        (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(iii), (a)(v) and (a)(x) of this Section
4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

        Section 4.03 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Trustee to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof and after the Class Certificate Balance of each Class of Subordinated Certificates is reduced to zero, first to the Class A-2 Certificates and then to the Class A-1 Certificates, until the Class Certificate Balance of each such Class is reduced to zero. In the event, Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balances shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

        Notwithstanding the foregoing, the Class Certificate Balance of each Class of Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in that order or seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Certificates).

        Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the Principal Certificates are paid in full, the Trustee shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

        (i) The Pass-Through Rate for each Class of Principal Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the Principal Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the Principal Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the Principal Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

        Section 4.05 Supplemental Interest Account. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Principal Certificates (the "Supplemental Interest Account") as a part of the Trust Fund. The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Funds in the Supplemental Interest Account shall remain uninvested.

        On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Account. With respect to any Distribution Date, funds in the Supplemental Interest Account will be distributed in the following order of priority:

        (i) to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

        (ii) to the Class A-1 and Class A-2 Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, pro rata, based on their respective entitlements to those amounts to the extent unpaid from Available Funds;

        (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts to the extent unpaid from other Available Funds;

        (iv) to the Principal Certificates, to pay any Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth in
    Section 4.01(a)(iii)(E) above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

        (v) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in Section 4.01(a)(ii)(A) or 4.01(a)(ii)(B) above, as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

        (vi) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based upon the remaining Unpaid Realized Loss Amounts for each such Class, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Available Funds;

        (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay any Unpaid Realized Loss Amounts, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Available Funds;

        (viii) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

        (ix) to the Holders of the Class CE Certificates, any remaining amounts.

        Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Trustee shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee shall withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

        Upon termination of the Trust, any amounts remaining in the Supplemental Interest Account shall be distributed pursuant to the priorities set forth in this Section 4.05.

        The Trustee shall account for the Supplemental Interest Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Account are the Class CE Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Account from the Upper Tier REMIC, first, by the Holder of the Class CE Certificates (in respect of the Class IO Interest and, if applicable, Class CE Interest) and second, other than any Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of Offered Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

        Any Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts distributed by the Trustee to the Offered Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class CE Certificates (in respect of the Class CE Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of Offered Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Offered Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class CE Certificateholders in favor of Holders of each such Class.

        The Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class CE Certificates shall be the beneficial owners of the Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Upper Tier REMIC to the Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class CE Certificates.

        In the event the Swap Provider does not deliver the Delivery Amount (as defined in the Interest Rate Swap Agreement) to the Trustee, the Trustee shall provide notice of such failure to the Swap Provider within one Business Day of such failure.

                                    ARTICLE V

                                THE CERTIFICATES

        Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

        The Depositor hereby directs the Trustee to register the Class CE Certificates in the name of the Depositor or its designee.

        Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

        The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

        Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

        At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

        All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

        (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class CE Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Trustee shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor shall cooperate with the Trustee and the Servicer in providing the Rule 144A information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Except with respect to (i) the transfer of the Class CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor,
(ii) the transfer of the Class CE Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

        None of the Residual Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

        To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

        As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTCE 91-38 (for transactions by bank collective investment funds), (iii) PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or (iv) PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law.

        (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

        (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

        (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

        (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

        (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

        (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

        The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

        (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

        (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

        All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

        (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

        Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04 Persons Deemed Owners. The Trustee, the Depositor and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and the Trustee, the Depositor, nor any agent of the Depositor or the Trustee shall be affected by any notice to the contrary.

        Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

        Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

        Section 6.01 Respective Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

        Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

        Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee, Affiliate or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account.

        Section 6.04 Option to Purchase Defaulted Mortgage Loans. The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent. The purchase price therefor, which shall be deposited in the Distribution Account, shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicer related to the Mortgage Loan.

                                   ARTICLE VII

                                SERVICER DEFAULT

        Section 7.01 Events of Default. If an Event of Default described in the Servicing Agreement shall occur with respect to the Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans serviced by the Servicer and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. On and after the receipt by the Servicer of such written notice of termination, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

        Section 7.02 Trustee to Act; Appointment of Successor. Within 120 days after the Trustee gives, and the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Trustee to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of such Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to such Servicing Agreement (it being understood and agreed that if the Servicer fails to make an Advance, the Trustee shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans), such Servicing Fee and the income on investments or gain related to the Collection Account.

        Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. No such appointment of a successor to the Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

        Any successor Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Servicing Agreement.

        Notwithstanding the foregoing, the Trustee may not terminate the Servicer without cause.

        Section 7.03 Trustee to Act as Servicer. In the event that the Servicer shall for any other reason no longer be the Servicer, the Trustee or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

        Section 7.04 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

        (b) Promptly after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

        Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether on their face they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

        No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

        (a) unless an Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

        (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

        (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

The Trustee shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Trustee complies with Section 8.01 as if the Trustee were a "Servicer" pursuant to that Section. The Trustee shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Trustee to perform any of its obligations under Section 8.13 or Section 8.14, including without limitation any failure by the Trustee to identify pursuant to Section 8.01 any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

        Section 8.02 Cooperation with the Servicer. The Trustee shall (i) enforce the obligations of the Servicer to service the Mortgage Loans as set forth in Section 7.01 and (ii) as successor Servicer under Section 7.02, make or cause to be made Servicing Advances or Monthly Advances in accordance with the Servicing Agreement in the event the Servicer fails to do so. Notwithstanding the foregoing, the Trustee, as successor Servicer or otherwise shall not be required to make any Nonrecoverable Servicing Advance or Nonrecoverable Monthly Advance. The Trustee shall furnish to the Servicer any powers of attorney in standard form used by the Trustee or other such documentation prepared by the Servicer (as may be provided from time to time and in form acceptable to the Trustee), necessary and appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property.

        The Trustee shall provide access to the Mortgage Loan documents in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law or any regulatory or administrative agency, the Trustee shall not be required to provide access to such records and documents if the provisions thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation at the expense of the Servicer.

Upon receipt of a Request for Release by the Servicer, the Trustee shall release within five Business Days the related Mortgage File to the Servicer and execute and deliver to the Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by such Servicer), together with the Mortgage Note.

        Section 8.03 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

        (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

        (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

        (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

        (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

        (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

        (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

        (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security;

        (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

        (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

        (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

        (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

        (l) notwithstanding anything to the contrary in the Servicing Agreement, the Trustee shall not consent to the Servicer's request of assigning the Servicing Agreement or the servicing rights thereunder to any other party.

        Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor or the Servicer.

        The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Servicer), (ii) to see to any insurance (unless the Trustee shall have become the successor Servicer), or (iii) to confirm or verify the contents of any reports or certificates of the Servicer, delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

        The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

        Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

        Section 8.06 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee is entitled to earnings on deposits in the Distribution Account during the Trustee Float Period. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

        (a) this Agreement,

        (b) the Certificates, or

        (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with the Servicing Agreement for which that Servicer has completed performance of its obligation to indemnify the Trustee pursuant to the Servicing Agreement, (ii) resulting from any breach of the Original Loan Seller's obligations in connection with the Sale Agreement for which it has completed performance of its obligation to indemnify the Trustee pursuant to the Sale Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

        Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

        Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or with the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or of the Servicer other than the Trustee in its role as successor to the Servicer.

        Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible in accordance with
Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

        The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in duplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

        Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

        No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

        Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

        Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.15(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

        Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

        (a) To the extent necessary to effectuate the purposes of this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

        (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

        (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

        (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

        (a) prepare and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

        (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

        (c) make an election that each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

        (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

        (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a "Non-Permitted Transferee", or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

        (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

        (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

        (h) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

        (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

        (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

        (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

        The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each Trust REMIC, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it. The Trustee shall treat the rights of the Class CE Certificateholders to receive amounts in the Excess Reserve Fund Account and the Supplemental Interest Account (subject, other than in the case of the Class CE Certificates, to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class CE Certificateholders and the Offered Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

        To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Trustee. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

        The Trustee shall not (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the Trust Fund, but in no event at the expense of the Trustee), to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon either Trust REMIC created hereunder or endanger the status of any Trust REMIC.

        If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC 1, as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the Servicing Agreement, (iii) the Original Loan Seller if such tax arises out of or results from the Original Loan Seller's obligation to repurchase a Mortgage Loan pursuant to the Sale Agreement or (iv) in all other cases, or if the Trustee, the Servicer or the Original Loan Seller fails to honor its obligations under the preceding clause (i), (ii), or
(iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

        For as long as each Trust REMIC shall exist, the Trustee shall act as specifically required herein, and the Trustee shall comply with any directions of the Depositor or the Servicer stating that such directions are being given to assure such continuing treatment. In particular, the Trustee shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

        Section 8.13 Annual Statement as to Compliance. The Trustee shall deliver (or otherwise make available), to the Depositor, the Rating Agencies on or before March 1st of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Trustee, during the preceding calendar year and of its performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Trustee has fulfilled all of its obligations under this Agreement in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Trustee as to the nature of any defaults by the Trustee in the fulfillment of any of the Trustee's obligations. The obligations of the Trustee under this Section apply to each Trustee, that acted as Trustee during the applicable period, whether or not the Trustee is acting as the Trustee at the time such Officer's Certificate is required to be delivered. The Trustee shall be required to cause the delivery of any Officer's Certificate required by this Section by March 15th in any given year so long as it has not received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

        Section 8.14 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

        (a) Not later than March 1st of each calendar year commencing in 2007, the Trustee shall deliver, and shall cause each Subcontractor utilized by the Trustee and determined by the Trustee, pursuant to Section 8.01 to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria,
(C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.15, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the Trustee, and shall address each of the applicable Servicing Criteria set forth on Exhibit P hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 8.14(c). The Trustee hereby acknowledges and agrees that its assessments of compliance will cover the items identified on Exhibit P hereto as being covered by the Trustee. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by the Trustee, as applicable), as the case may be. The Trustee or any Servicing Function Participant shall be required to cause the delivery of any such assessments by March 15th in any given year so long as it has not received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

        (b) Not later than March 1st of each calendar year commencing in 2007, the Trustee shall cause, and the Trustee shall cause each Servicing Function Participant utilized by the Trustee, to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 8.14(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Trustee as to the nature of any defaults by the Trustee (and each Servicing Function Participant engaged or utilized by the Trustee), as the case may be, in the fulfillment of any of the Trustee's or Servicing Function Participant's obligations hereunder or under. The Trustee or Servicing Function Participant shall not be required to cause the delivery of any such attestation required by this paragraph until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

        (c) No later than February 1 of each fiscal year, commencing in 2007, the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it during the preceding calendar year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Trustee submits its assessment pursuant to Section 8.14(a), the Trustee will also at such time include the assessment (and related attestation pursuant to Section 8.14(b)) of each Servicing Function Participant utilized by it.

        Section 8.15 Periodic Filings. (a) The Trustee shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Form 8-K (other than any Form 8-K related to the filing of this Agreement and any amendments thereto), Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

        (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit Q and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

        As set forth on Exhibit Q hereto, within 5 calendar days after the related Distribution Date, the parties, to the extent described on Exhibit Q, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, the form and substance of the Additional Form 10-D Disclosure described on Exhibit Q applicable to such party (and shall include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit T), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-D prepared by it.

        After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for approval and execution. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but not later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. Form 10-D requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Trustee shall be entitled to rely on such representations in preparing and/or filing any such Form 10-D. The signing party at the Depositor can be contacted at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this
Section 8.15(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.15(b). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

        (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement or the Sale Agreement and the Servicing Agreement, (i) an annual compliance statement for the Trustee, the Servicer and each Subservicer engaged by the Servicer, as described under Section 8.13,
(ii)(A) and under the Servicing Agreement the annual reports on assessment of compliance with servicing criteria for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 8.14 and under the Servicing Agreement, and (B) if any such report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 8.14 and under the Sale Agreement, and (B) if any registered public accounting firm attestation report described under Section 8.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit J, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

        As set forth on Exhibit R hereto, no later than March 1 of each year (or, in the case of the Servicer, March 5th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, the parties, to the extent described on Exhibit R, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, the form and substance of the Additional Form 10-K Disclosure described on Exhibit R applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit T), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-K Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-K prepared by it.

        After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for approval and execution. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Trustee shall be entitled to rely on such representations in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.15(c) related to the timely preparation and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor observing all applicable deadlines in the performance of their duties under this
Section 8.15(c), Section 8.15(d), Section 8.13 and Section 8.14. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

        (d) In connection with the execution of a Sarbanes Certification, the Trustee shall sign a certification (in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Trustee of the signed Form 10-K pursuant to Section 8.15(c) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee has actual knowledge of information material to the Sarbanes Certification, it shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, the Trustee shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.15(d) or the Trustee's material misstatement, omission, negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.15(d) or the Trustee's material misstatement, omission, negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Trustee on the other.

        (e) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the start of any fiscal year, including any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K, Form 10-D and Form 8-K as required pursuant to this Section 8.15 and the parties hereto shall again have the obligations set forth in this Section 8.15.

        (ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor. In the case of Form 10-D and Form 10-K, the Depositor and Trustee will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Trustee shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer or a senior officer of the Depositor. The Depositor acknowledges that the performance by the Trustee of its duties under this
    Section 8.15(e) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.15 and Sections 8.13 and 8.14. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Subservicer or any Servicing Function Participant engaged by any such party hereto or under the Servicing Agreement (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

        Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

        As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent described on Exhibit S, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Form 8-K Disclosure Information, the form and substance of the Form 8-K Disclosure Information described on Exhibit S applicable to such party (and shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit T, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

        After preparing the Form 8-K, the Trustee shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.15(e) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.15(e). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

        (f) The Trustee shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Trustee or any Subcontractor utilized by the Trustee) provided to the Trustee in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this
Section 8.15, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Trustee pursuant to this
Section 8.15, in either case, not resulting from the Trustee's own negligence, bad faith or misconduct.

        Section 8.16 Tax Classification of the Excess Reserve Fund Account, the Supplemental Interest Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account, the Supplemental Interest Account and the Interest Rate Swap Agreement as beneficially owned by the holders of the Class CE Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, to the extent not paid from the Excess Reserve Fund Account from the Supplemental Interest Account (including, without duplication, Upper Tier Carry Forward Amounts), as rights to receive payments under an interest rate cap contract written by the Class CE Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Offered Certificates will be comprised of two components - an Upper Tier REMIC Regular Interest and an interest in an interest rate cap contract, subject to the obligation to pay Class IO Shortfalls, and the Class CE Certificates will be comprised of six components - two Upper Tier REMIC Regular Interests (the Class CE Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account, subject to the obligation to pay Basis Risk Carry Forward Amounts, and ownership of the Supplemental Interest Account, the Interest Rate Swap Agreement and the right to receive Class IO Shortfalls, subject to the obligation to pay Basis Risk Carry Forward Amounts (including, without duplication, Upper Tier Carry Forward Amounts), Net Swap Payments and Swap Termination Payments. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Upper Tier REMIC Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest.

        Holders of Offered Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over
(ii) the sum of amounts payable on the Class CE Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the Offered Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such Offered Certificates based on the amount of interest otherwise payable to such Class of Offered Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Offered Certificates then Outstanding.

        Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of Offered Certificates in respect of the corresponding Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class CE Certificates through the Supplemental Interest Account.

                                   ARTICLE IX

                                   TERMINATION

        Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase on or after the Optional Termination Date, by the Holder of the Class CE Certificates, at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed Monthly Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (v) any unreimbursed indemnification payments payable to the Trustee under this Agreement; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

        Section 9.02 Final Distribution on the Certificates. If, on any Remittance Date, the Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to the applicable Certificateholders. If the electing Person elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, by no later than the 10th day of the month of the final distribution, the Trustee upon request by the electing Person will notify the Depositor of the final Distribution Date and of the applicable repurchase price of the Mortgage Loans and REO Properties.

        A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

        In the event the electing Person purchases the Mortgage Loans (and REO Properties) pursuant to Section 9.01(a), such electing Person is required to remit to the Trustee the applicable Termination Price on the Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of the Request for Release, the Trustee shall promptly release to such electing Person or its designee the Custodial Files for the Mortgage Loans.

        Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus for each such Class accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.01, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account after application pursuant to clause (i) above (other than the amounts retained to meet claims, which retained amounts shall also be released to the Residual Certificates, as applicable, as and to the extent such amounts shall no longer be required to be so retained). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust.

        In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

        Section 9.03 Additional Termination Requirements. In the event the electing Person elects to purchase the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

        (a) The Trustee shall sell all of the assets of the Trust Fund to the person electing to terminate the Trust Fund, or its designee, and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

        (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee (and the Trustee may request an amendment or consent to any amendment of the Servicing Agreement) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the Servicing Agreement, (iii) to add to the duties of the Depositor, or the Trustee (or with respect to the Servicing Agreement, of the Servicer), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the Servicing Agreement, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the Servicing Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee and the Depositor also may at any time and from time to time amend this Agreement (and the Trustee shall request the Servicer to amend the Servicing Agreement), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

        This Agreement may also be amended from time to time by the Depositor and the Trustee (and the Trustee shall consent to any amendment to the Servicing Agreement) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

        Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement or the Servicing Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

        Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer under the Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Original Loan Seller or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

        Promptly after the execution of any amendment to this Agreement or the Servicing Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

        It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement or the Servicing Agreement and that all requirements for amending this Agreement or the Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

        Notwithstanding the Trustee's consent to, or request for, any amendment of the Servicing Agreement pursuant to the terms of this Section 10.01, the Servicing Agreement cannot be amended without the consent of the Servicer.

        Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, either of such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

        The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

        Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

        (i) any material change or amendment to this Agreement;

        (ii) the occurrence of any Event of Default that has not been cured;

        (iii) the resignation or termination of the Servicer or the Trustee and the appointment of any successor;

        (iv) the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Sale Agreement; and

        (v) the final payment to Certificateholders.

        (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

        (i) each report to Certificateholders described in Section 4.02;

        (ii) the Servicer's annual statement of compliance and the accountant's attestation described in the Servicing Agreement; and

        (iii) any notice of a purchase of a Mortgage Loan pursuant to this Agreement and the Sale Agreement.

        (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, BCAP LLC, 200 Park Avenue, New York, New York 10166, Attention:
General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer, the Original Loans Seller and the Trustee; (b) in the case of the Original Loan Seller, Countrywide Home Loans, Inc. 4500 Park Granada Calabasas, California 91302 Attn: Mr. Darren Bigby With copy to: General Counsel, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Original Loan Seller in writing; (c) in the case of Countrywide Servicing, 7105 Corporate Drive, Plano, Texas 75024, or such other address as may be hereafter furnished to the Depositor and the Trustee by Countrywide Servicing in writing; (d) In the case of the Trustee to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Corporate Trust Services - BCAP 2006-AA1 Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046, Attention: ClientManager BCAP 2006-AA1, and a separate copy to Sixth Street and Marquette Ave., Minneapolis, Minnesota 55479-0113, Attention:
Client Manager BCAP 2006-AA1, or in each case such other address as the Trustee may hereafter furnish to the Depositor ; and (e) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

        Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 10.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

        Section 10.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

        Section 10.10 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                                      * * *

        IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        BCAP LLC


                                        By:   /s/ Tom Hamilton
                                           -------------------------------------
                                           Name:  Tom Hamilton
                                           Title: Managing Director

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee


                                        By:   /s/ Amy Doyle
                                           -------------------------------------
                                           Name:  Amy Doyle
                                           Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

                                    EXHIBIT A

 FORM OF CLASS A-1, CLASS A-2 CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS
  M-5, CLASS M-6 CLASS M-7, CLASS M-8, CLASS M-9 and CLASS M-10 CERTIFICATES.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL
OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.                                     :

Cut-off Date                                        :   August 1, 2006

First Distribution Date                             :   September 25, 2006

Initial Certificate Balance of
this Certificate
("Denomination")                                    :

Initial Certificate Balances of
all Certificates of this Class                      :   [A-1] [$246,815,000]
                                                        [A-2] [$27,424,000]
                                                        [M-1] [$4,217,000]
                                                        [M-2] [$2,472,000]
                                                        [M-3] [$1,309,000]
                                                        [M-4] [$1,018,000]
                                                        [M-5] [$1,018,000]
                                                        [M-5] [$1,018,000]
                                                        [M-6] [$1,018,000]
                                                        [M-7] [$1,018,000]
                                                        [M-8] [$1,163,000]
                                                        [M-9] [$1,163,000]
                                                        [M-10] [$1,017,000]

CUSIP                                               :   [A-1] [055294 AA 0]
                                                        [A-2] [055294 AB 8]
                                                        [M-1] [055294 AC 6]
                                                        [M-2] [055294 AD 4]
                                                        [M-3] [055294 AE 2]
                                                        [M-4] [055294 AF 9]
                                                        [M-5] [055294 AG 7]
                                                        [M-6] [055294 AH 5]
                                                        [M-7] [055294 AJ 1]
                                                        [M-8] [055294 AK 8]
                                                        [M-9] [055294 AL 6]
                                                        [M-10] [055294 AP 7]

ISIN                                                :   [A-1] [US362341SP52]
                                                        [A-2] [US362341SQ36]
                                                        [M-1] [US362341SV21]
                                                        [M-2] [US362341SW04]
                                                        [M-3] [US362341SX86]
                                                        [M-4] [US362341SY69]
                                                        [M-5] [US362341SZ35]
                                                        [M-6] [US362341SV21]
                                                        [M-7] [US362341SW04]
                                                        [M-8] [US362341SX86]
                                                        [M-9] [US362341SY69]
                                                        [M-10] [US362341SZ35]

                                    BCAP LLC

                             BCAP LLC Trust 2006-AA1
               Mortgage Pass-Through Certificates, Series 2006-AA1
  [Class A-1][Class A-2] [Class M-1][Class M-2] [Class M-3][Class M-4] [Class
         M-5][Class M-6] [Class M-7][Class M-8] [Class M-9][Class M-10]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    *  *  *

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        WELLS FARGO BANK, N.A.,
                                            not in its individual capacity, but
                                            solely as Trustee


                                        By:
                                           -------------------------------------

Authenticated:

By:
    ------------------------------------
    Authorized Signatory of
    WELLS FARGO BANK, N.A.,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC
                             BCAP LLC Trust 2006-AA1
               Mortgage Pass-Through Certificates, Series 2006-AA1

        This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2006-AA1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Trustee and the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

        Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

        This information is provided by _______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                   :       R

Cut-off Date                                      :       August 1, 2006

First Distribution Date                           :       September 25, 2006

                                                          R [362341 TE 9]
CUSIP                                             :

                                                          R [US362341TE96]
ISIN                                              :

                                    BCAP LLC

                             BCAP LLC Trust 2006-AA1
               Mortgage Pass-Through Certificates, Series 2006-AA1

                                     Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the office designated by the Trustee for such purposes.

        No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

        Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        WELLS FARGO BANK, N.A.,
                                            not in its individual capacity,
                                            but solely as Trustee


                                        By:

Authenticated:

By:
    Authorized Signatory of
    WELLS FARGO BANK, N.A.,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC

                             BCAP LLC Trust 2006-AA1
                       Mortgage Pass-Through Certificates

        This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2006-AA1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the monthly immediately preceding the month in which such Distribution Date occurs.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Trustee, the Depositor, and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

        Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________.

        This information is provided by _______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                          FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT-REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                 :     CE

Cut-off Date                                    :     August 1, 2006

First Distribution Date                         :     September 25, 2006

Percentage Interest of this Certificate
("Denomination")                                :     100%

CUSIP                                           :     362341 TG 4

ISIN                                            :     US362341TG45

                                    BCAP LLC

                             BCAP LLC Trust 2006-AA1
               Mortgage Pass-Through Certificates, Series 2006-AA1

                                    Class CE

        evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

        Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), and Wells Fargo Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

        No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Trust Fund, addressed to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    *  *  *

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        WELLS FARGO BANK, N.A.,
                                            not in its individual capacity,
                                            but solely as Trustee


                                        By:

Authenticated:


By:
    Authorized Signatory of
    WELLS FARGO BANK, N.A.,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC
                             BCAP LLC Trust 2006-AA1
                       Mortgage Pass-Through Certificates

        This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2006-AA1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Trustee, the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Depositor, nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

        Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

        This information is provided by _______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE
                    (for Wells Fargo Bank, N.A., as trustee)

        In connection with the administration of the Mortgage Loans held by you as trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

_______        1.     Mortgage Loan Paid in Full. (The requestor hereby
                      certifies that all amounts received in connection therewith have been credited to the Collection Account pursuant to the Trust Agreement.)

_______        2.     Mortgage Loan Repurchased Pursuant to any or all of the
                      Trust Agreement, the applicable Servicing Agreements or the Assignment Agreements. (The requestor hereby certifies that the Repurchase Price (as defined in the applicable agreement) has been credited to the Collection Account pursuant to the Trust Agreement.)

_______        3.     Mortgage Loan Liquidated by _________________. (The
                      requestor hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection
                      Account pursuant to the Trust Agreement.)

_______        4.     Mortgage Loan in Foreclosure.

_______        5.     Other (explain).

        If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

        Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement, dated as of August 1, 2006 (the "Trust Agreement"), between BCAP LLC, as depositor and Wells Fargo Bank, National Association, as trustee.

        I, the undersigned, hereby certify that the above statements are true and correct and set my name hereof on this __ day of ___________, 200_.

                                        [REQUESTOR]


                                        By:___________________________________
                                            Name:
                                            Title:

        If box 4 or 5 above is checked, upon our return of all of the above documents to you as the trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.


WELLS FARGO BANK, N.A.,
as a Trustee


By:___________________________
   Name:
   Title

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]


_____________________

_____________________

        Re: Trust Agreement, dated as of August 1, 2006, between BCAP LLC, as depositor and Wells Fargo Bank, National Association, as trustee

Ladies and Gentlemen:

        In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, certifies that it has received:

        (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

        (ii) except with respect to a MERS Loan, a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

        Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

        The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                        WELLS FARGO BANK, N.A.


                                        By:_________________________________
                                            Name:
                                            Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Original Loan Seller]

_____________________

_____________________

        Re: Trust Agreement, dated as of August 1, 2006, between BCAP LLC, as depositor and Wells Fargo Bank, National Association, as trustee

Ladies and Gentlemen:

        In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

        (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

        (b) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

        (c) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording with the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider be attached if the mortgaged property is a condominium or is located in a PUD;

        (d) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

        (e) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

        (f) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

        (g) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (2) an original or copy of any surety agreement or guaranty agreement;

        (h) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

        (i) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if any.

        Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 31 and 32 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

        The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in its individual capacity, but
                                          solely as Trustee


                                        By: ___________________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                            BCAP LLC Trust 2006-AA1,
               Mortgage Pass-Through Certificates, Series 2006-AA1

STATE OF              )
                      ) ss.:
COUNTY OF             )

        The undersigned, being first duly sworn, deposes and says as follows:

        1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Trust Agreement (the "Agreement"), between BCAP LLC, as depositor (the "Depositor") and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

        2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

        3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

        4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

        5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

        6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

        7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

        8. The Transferee's taxpayer identification number is __________.

        9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

        10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

        11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

        12. Check one of the following:

        [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

        For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee:

        [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

        [_] None of the above.

        13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

        IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

                                            _______________________________
                                            Print Name of Transferee


                                            By:______________________________
                                               Name:
                                               Title:

[Corporate Seal]

ATTEST:

_______________________________
[Assistant] Secretary

        Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

        Subscribed and sworn before me this ____ day of ________, 20__.


                                            ___________________________
                                                   NOTARY PUBLIC

                                            My Commission expires the __ day
                                            of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

BCAP LLC

200 Park Avenue
New York, New York  10166
Attention: [_________]

Wells Fargo Bank, National Association,
  as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: BCAP  2006-AA1

           Re:    BCAP LLC Trust 2006-AA1,
                  Mortgage Pass-Through Certificates Series 2006-AA1, Class [o]

Ladies and Gentlemen:

        In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                        Very truly yours,


                                        ________________________________________
                                        Print Name of Transferor


                                        By:   __________________________________
                                              Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

BCAP LLC

200 Park Avenue
New York, New York  10166
Attention: [_________]

Wells Fargo Bank, National Association,
  as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: BCAP  2006-AA1

           Re:    BCAP LLC Trust 2006-AA1,
                  Mortgage Pass-Through Certificates Series 2006-AA1, Class [o]

Ladies and Gentlemen:

        In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1 Certificate, Class A-2 Certificate, Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate or a Class M-10 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class CE Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

        6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                               _____________________________
                                                 Print Name of Transferee


                                               By:______________________________
                                                   Name:
                                                   Title:

                                                   Date:
----------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

        1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

        2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

        6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        _________________________________
                                          Print Name of Transferee


                                        By:_______________________________
                                            Name:
                                            Title:


                                        IF AN ADVISER:


                                        __________________________________
                                          Print Name of Buyer


                                        Date:______________________________

                                    EXHIBIT J

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                      BCAP LLC Trust 2006-AA1 (the "Trust")
                       Mortgage Pass-Through Certificates

                                 Series 2006-AA1

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10 K (the "Annual Report"), and all reports on Form 8 K containing distribution date reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Servicing Agreement for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Trustee's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Trust Agreement, that is included in the Reports.

        In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Dated:     _______________________________


           _______________________________
           [Signature]
           [Title]

                                    EXHIBIT K

                        FORM OF TRUSTEE CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

               Re: BCAP LLC Trust 2006-AA1 (the "Trust") Mortgage Pass-Through Certificates Series 2006-AA1, issued pursuant to the Trust Agreement, dated as of August 1, 2006 (the "Trust Agreement"), between BCAP LLC, as depositor (the "Depositor"), and Wells Fargo Bank, National Association, as trustee (the "Trustee")

        The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

        2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

        3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

        4. I am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

        5. The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date:

                                               WELLS FARGO BANK, N.A.


                                               By:
                                                   Name:
                                                   Title:

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O


BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf
London E14 4BB

DATE:                   August 31, 2006

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Trustee for BCAP LLC
                        Trust 2006-AA1, Mortgage Pass-Through Certificates,
                        Series 2006-AA1
ATTENTION:              Client Manager - BCAP 2006-AA1
TELEPHONE:              410-884-2000
FACSIMILE:              410-715-2380

FROM:                   Barclays Bank PLC (London Head Office)
TELEPHONE:              44(20) 777 36810
FACSIMILE:              44(20) 777 36461

SUBJECT:                Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:       1341776B


The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Barclays") and Wells Fargo Bank, National Association, not individually, but solely as Trustee ("Counterparty") under the Trust Agreement, dated and effective as of August 1, 2006 by and between BCAP LLC, as Depositor and Wells Fargo Bank, National Association, as Trustee (the "Trust Agreement") for the BCAP LLC Trust 2006-AA1, Mortgage Pass-Through Certificates, Series 2006-AA1. This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement attached hereto as Exhibit B shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Trust Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:................... With respect to any Calculation
                                          Period, an amount equal to the
                                          lesser of:

                                                (i) the Ending Scheduled
                                          Collateral Balance as reported on the
                                          monthly statement from the Trustee for
                                          the distribution occurring on the
                                          first day of the applicable
                                          Calculation Period.

                                                and

                                                (ii) the amount set forth for
                                          such Calculation Period in
                                          Schedule I attached hereto.

                                          "Ending Scheduled Collateral
                                          Balance" shall mean the amount
                                          published in the Trustee's monthly
                                          statement on the internet website
                                          https://www.ctslink.com as the
                                          Ending Scheduled Collateral
                                          Balance.

                                          If the above referenced report doesn't
                                          appear on the internet website
                                          referred to above, the Ending
                                          Scheduled Collateral Balance can be
                                          obtained by contacting the Trustee at
                                          its corporate trust office at 9062 Old
                                          Annapolis Road, Columbia, Maryland
                                          21045, Attention: Client Manager BCAP
                                          2006-AA1, or by contacting the
                                          Trustee's investor relations desk at
                                          (301) 815-6600; provided however, that
                                          if the Ending Scheduled Collateral
                                          Balance is not available from the
                                          above sources on the fifth Business
                                          Day following the first day of the
                                          Calculation Period, the Notional
                                          Amount will be:

                                          The lesser of:

                                          (i) the amount set forth for
                                          such Calculation Period in
                                          Schedule I attached hereto

                                          and

                                          (ii) the Ending Scheduled
                                          Collateral Balance of the Mortgage
                                          Loans applicable to the previous
                                          Calculation Period.

      Trade Date:........................ August 31, 2006

      Effective Date:.................... August 31, 2006

      Termination Date:.................. The Distribution Date occurring in
                                          July, 2011

      Fixed Amount:

            Fixed Rate Payer:............ Counterparty

            Fixed Rate Payer Payment
             Date:....................... Early Payment shall be applicable. For each Calculation Period, the Fixed
                                          Rate Payer Payment Date shall be the
                                          first Business Day prior to the
                                          related Fixed Rate Payer Period End
                                          Date.

            Fixed Rate Payer Period End
              Dates:..................... The 25th calendar day of each month during the Term of this Transaction,
                                          commencing on the Effective Date and
                                          ending on the Termination Date,
                                          subject to No Adjustment.

            Fixed Rate:.................. 5.4275%


            Fixed Rate Day Count
             Fraction:................... 30/360

      Floating Amounts:

            Floating Rate Payer:......... Barclays

            Floating Rate Payer
              Payment
              Dates:..................... Early Payment shall be applicable. For each Calculation Period, the Floating
                                          Rate Payer Payment Date shall be the
                                          first Business Day prior to the
                                          related Floating Rate Payer Period End
                                          Date.

            Floating Rate Payer
              Period
              End Dates:................. The 25th calendar day of each month during the Term of this
                                          Transaction, commencing on the
                                          Effective Date and ending on the
                                          Termination Date, subject to
                                          adjustment in accordance with the
                                          Business Day Convention.

            Floating Rate Option:........ USD-LIBOR-BBA


            Designated Maturity:......... One month

            Floating Rate Day Count
             Fraction:................... Actual/360

            Reset Dates:................. The first day of each Calculation
                                          Period.

            Compounding:................. Inapplicable

      Business Days:..................... New York

      Business Day Convention:........... Modified Following

3. Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.    Provisions Deemed Incorporated in the ISDA Form Master Agreement:

      1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

      2)    Termination Provisions. For purposes of the ISDA Form Master
            Agreement:

            (a) "Specified Entity" is not applicable to Barclays or Counterparty for any purpose.

            (b) "Breach of Agreement" provision of Section 5(a)(ii) will not apply to Barclays or Counterparty.

            (c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to Counterparty.

            (d) "Misrepresentation" provisions of Section 5(a)(iv) will not apply to Barclays or Counterparty.

            (e) "Specified Transaction" is not applicable to Barclays or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Barclays or Counterparty.

            (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Barclays or to Counterparty.

            (g) The "Merger Without Assumption" provisions of Section 5(a)(viii) will not apply to Counterparty.

            (h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Barclays or Counterparty.

            (i) With respect to Counterparty only, the "Bankruptcy" provision of Section 5(a)(vii)(2) will not apply to Counterparty.

            (j) The "Automatic Early Termination" provision of Section 6(a) will not apply to Barclays or to Counterparty; provided that, if the Event of Default specified in Section 5(a)(vii)(1),
                  (3), (4), (5), (6) or, to the extent analogous thereto, (8) is governed by a system of law that does not permit termination to take place after the occurrence of the relevant Event of Default with respect to a party, then the Automatic Early Termination provision of Section 6(a) will apply to such party.

            (k) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

                  (i)   Market Quotation will apply.

                  (ii)  The Second Method will apply.

            (l)   "Termination Currency" means United States Dollars.

      3)    Tax Representations.

            Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, Barclays and Counterparty make the following representations:

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on
                  (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in
                  Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

            Payee Representations. (i) For the purpose of Section 3(f) of the ISDA Form Master Agreement, Barclays makes the following representations:

            (a) Barclays is duly incorporated and validly existing as a public company with liability under English law.

            (b) Barclays is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

                  If such representation applies, then:

                  "Specified Treaty" means, with respect to a Transaction, the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income on Capital Gains, U.S.-U.K. (effective March 31, 2003); and

                  "Specified Jurisdiction" means United States of America

            (c) Barclays is a "non-U.S. branch of a foreign person" for purposes of section 1.1441-4(a)(3)(ii) and a "foreign person" for purposes of section 1.6041-4(a)(4) of the United States Treasury Regulations.

            (ii)  The following representation applies to Counterparty:

                  Counterparty represents that it is trustee of the trust formed under the Trust Agreement and is a "United States person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

      4)    The ISDA Form Master Agreement is hereby amended as follows:

            (a) The word "third" shall be replaced by the word "second" in the third line of Section 5(a)(i) of the ISDA Form Master Agreement;

      5)    Documents to be Delivered. For the purpose of Section 4(a):

            (1) Tax forms, documents, or certificates to be delivered are:

      Party required              Form/Document/             Date by which
    to deliver document            Certificate              to be delivered
--------------------------------------------------------------------------------
         Barclays           A correct, complete and    (i) Before the first
                            executed U.S. Internal     Payment Date under
                            Revenue Service Form       this Agreement,
                            W-8BEN, or any successor   (ii) before December 31
                            thereto, including         of each third
                            appropriate attachments,   succeeding calendar
                            that eliminates U.S.       year, (iii) promptly
                            federal withholding tax    upon reasonable demand
                            and backup withholding     by Counterparty, and
                            tax on payments under      (iv) promptly upon
                            this Agreement.            learning that any such
                                                       Form previously provided
                                                       by Barclays has become
                                                       obsolete or incorrect.
--------------------------------------------------------------------------------
       Counterparty         A complete and executed    (i) Before the first
                            U.S. Internal Revenue      Payment Date under this
                            Service Form W-9 (or any   Agreement,
                            successor thereto) that    (ii) promptly upon
                            eliminates U.S. federal    reasonable demand by
                            backup withholding tax     Barclays, and
                            on payments under this     (iii) promptly upon
                            Agreement.                 learning that any such
                                                       form previously
                                                       provided by
                                                       Counterparty has become
                                                       obsolete or incorrect.

            (2) Other documents to be delivered are:

                                                                  Covered by
 Party required to      Form/Document/        Date by which      Section 3(d)
 deliver document         Certificate        to be delivered    Representation
--------------------------------------------------------------------------------
Barclays and the    Any documents           Upon the           Yes
Counterparty        required by the         execution and
                    receiving party to      delivery of this
                    evidence the            Agreement and
                    authority of the        such Confirmation
                    delivering party or
                    its Credit Support
                    Provider, if any, for
                    it to execute and
                    deliver this
                    Agreement, any
                    Confirmation, and any
                    Credit Support
                    Documents to which it
                    is a party, and to
                    evidence the
                    authority of the
                    delivering party or
                    its Credit Support
                    Provider to perform
                    its obligations under
                    this Agreement, such
                    Confirmation and/or
                    Credit Support
                    Document, as the case
                    may be
--------------------------------------------------------------------------------
Barclays and the    A certificate of an     Upon the           Yes
Counterparty        authorized officer of   execution and
                    the party, as to the    delivery of this
                    incumbency and          Agreement and
                    authority of the        such Confirmation
                    respective officers
                    of the party signing
                    this Agreement, any
                    relevant Credit
                    Support Document, or
                    any Confirmation, as
                    the case may be

      6)    Miscellaneous. Miscellaneous

            (a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

                  Address for notices or communications to Barclays:

                        Address:    5 The North Colonnade
                                    Canary Wharf  E14 4BB
                        Attention:  Swap Desk
                        Facsimile:  44(20) 777 36461
                        Telephone:  44(20) 777 36810

                  (For all purposes)

                  Address for notices or communications to the Counterparty:

                        Address:    Wells Fargo Bank, National Association
                                    9062 Old Annapolis Road
                                    Columbia, Maryland  21045
                        Attention:  Client Manager - BCAP 2006-AA1
                        Facsimile:  410-715-2380
                        Phone:      410-884-2000

                  (For all purposes)

            (b)   Process Agent. For the purpose of Section 13(c):

                  Barclays appoints as its Process Agent: Not Applicable

                  The Counterparty appoints as its Process Agent: Not
                  Applicable

            (c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither Barclays nor the Counterparty have any Offices other than as set forth in the Notices Section.

            (d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

                  Barclays is not a Multibranch Party.

                  The Counterparty is not a Multibranch Party.

            (e)   Calculation Agent. The Calculation Agent is Barclays.

            (f) Credit Support Document. Not applicable with respect to the Counterparty. With respect to Barclays, the Credit Support Annex by and between the parties hereto dated as of a date even herewith shall be a Credit Support Document in such case that Barclays elects to post collateral pursuant to Section 12 hereof.

            (g)   Credit Support Provider.

                  Barclays: Not Applicable

                  The Counterparty: Not Applicable

            (h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

            (i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

                  The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

            (j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

            (k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

            (l) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Trustee under the Trust Agreement referred to in this Confirmation in the exercise of the powers and authority conferred upon and vested in it, and pursuant to instructions set for the therein, (ii) each of the representations, undertakings and agreements herein made on the part of BCAP LLC Trust 2006-AA1 is made and intended not as a personal representation, undertaking or agreement by Wells Fargo Bank, National Association but is made and intended for the purposes of binding only BCAP LLC Trust 2006-AA1, (iii) nothing herein contained shall be construed as imposing any liability upon Wells Fargo Bank, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation or any other related documents.

            (m) Proceedings. Barclays shall not institute against or cause any other person to institute against, or join any other person in instituting against, BCAP LLC Trust 2006-AA1 or Wells Fargo Bank, National Association, not individually, but solely as Trustee, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates (as defined below).

      7) "Affiliate" Barclays and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

      8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  Subject to Section 4(6)(l) of this Agreement, each party represents to the other party on each date when it enters into a Transaction that:

                  (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                  (2)   Evaluation and Understanding.

                        (i) Barclays is acting for its own account and Wells Fargo Bank, National Association is acting as Trustee under the Trust Agreement and not for its own account. Each party has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction;

                        (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise; and

                        (iii) The other party is not acting as an agent
                              fiduciary or an advisor for it in respect of this Transaction.

                  (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.


      9) Set-off. Notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

      10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's", and together with S&P, the "Rating Agencies"), has been provided notice of the same and confirms in writing (including by facsimile transmission) promptly after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the BCAP LLC Trust 2006-AA1, Mortgage Pass-Through Certificates, Series 2006-AA1 (the "Certificates"). In addition, the Trust may not assign or transfer all or a portion of this Agreement without the prior written consent of Barclays.

      11) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to the Counterparty as the sole Affected Party (unless otherwise provided below):

            (i) The Trust Agreement is amended without the consent of Barclays and such amendment materially and adversely affects the rights or interests of Barclays.

            (ii) Barclays fails to comply with the Rating Agency Downgrade provisions as set forth in Section 12 below. For all purposes of this Agreement, Barclays shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Section 11(ii).

            (iii) Notice of intention to exercise the option to purchase the
                  Mortgage Loans pursuant to Section 9.01 of the Trust Agreement is given by the Trustee to Certificateholders pursuant to
                  Section 9.02 of the Trust Agreement. Notwithstanding the foregoing, this clause shall not constitute an Additional Termination Event until such date as such notice can no longer be withdrawn or rescinded in accordance with the Trust Agreement.

            (iv) Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be required to be liquidated and the proceeds of such liquidation will be required to be distributed to the Certificateholders.

      12) Rating Agency Downgrade. In the event that (x) any of the Rating Agencies downgrades Barclays' rating below the Required Swap Counterparty Rating (but Barclays has (i) a rating of at least "BBB-" or "A-3", if applicable, by S&P, or if Barclays has only a long-term rating, a rating of at least "A2" by Moody's, or (y) if Barclays has a long-term rating and a short-term rating, a rating of at least "A3" or "P2", if applicable, by Moody's) or, S&P or Moody's withdraws its ratings of Barclays, then within 30 days after such rating withdrawal or downgrade, Barclays shall, subject to the Rating Agency Condition, at its own expense, either (i) cause another entity to replace Barclays as party to this Agreement that meets or exceeds the Required Swap Counterparty Rating on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Required Swap Counterparty Rating to honor Barclays' obligations under this Agreement, (iii) collateralize its exposure to the Trust pursuant to an ISDA Credit Support Annex substantially in the form attached hereto as Exhibit A; provided that such ISDA Credit Support Annex shall be made a credit support document for Barclays pursuant to an amendment to this Agreement, or (iv) take other steps, if any, to enable the Trust to satisfy the Rating Agency Condition. For purposes of this provision, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

            Notwithstanding the foregoing, within 10 days from the occurrence of any of the following conditions, Barclays must use its commercially reasonable efforts to find a party, subject to the Rating Agency Condition, acceptable to Counterparty, which acceptance shall not be unreasonably withheld, to whom all of Barclays' interests and obligations under this Agreement shall be assigned at no cost to Counterparty, and following which Barclays shall be released from all further obligations under this Agreement:

                  (1) Barclays' Short Term rating is reduced below "A-3" by S&P or Barclays' Long Term rating is reduced below "BBB-" or withdrawn by S&P;

                  (2) If Barclays has only a long-term rating, its rating is reduced below "A2" by Moody's, or if Barclays has a long-term rating and a short-term rating, its rating is reduced below "A3" or "P2", if applicable, by Moody's.

            For purposes of this provision, "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and, (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P

            NEITHER BARCLAYS BANK PLC NOR ANY SUBSIDIARY OR AFFILIATE OF BARCLAYS BANK PLC IS A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.    Account Details and Settlement Information:

                  Payments to Barclays:

                        Correspondent: Barclays Bank PLC New York
                        FEED: 026002574
                        Beneficiary: Barclays Swaps
                        Beneficiary Account: 050-01922-8

                  Payments to Counterparty:

                        Wells Fargo Bank, National Association
                        San Francisco, CA
                        ABA No.: 121-000-248
                        Account No.: 3970771416
                        Account Name: SAS Trust Clearing
                        FFC: 17214200, BCAP 2006-AA1 Supplemental Interest
                        Account

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Barclays a facsimile of the fully-executed Confirmation to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965 and mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

                                       Very truly yours,


                                       BARCLAYS BANK PLC



                                       By: /s/ Tom Hamilton
                                          --------------------------------------
                                          Name: Tom Hamilton
                                          Title: Managing Director

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.


                                       BCAP LLC TRUST 2006-AA1



                                          Wells Fargo Bank, National
                                          Association, not individually but
                                          solely as Trustee for BCAP LLC Trust
                                          2006-AA1



                                       By: /s/ Amy Doyle
                                          --------------------------------------
                                          Name:  Amy Doyle
                                          Title: Vice President

                                   SCHEDULE I

From and including       To but excluding      Notional Amount (USD)
------------------       ----------------      ---------------------
 Effective Date             9/25/2006             290,815,354.25
    9/25/2006              10/25/2006             284,393,789.72
   10/25/2006              11/25/2006             277,647,583.72
   11/25/2006              12/25/2006             271,061,352.95
   12/25/2006               1/25/2007             264,631,304.81
    1/25/2007               2/25/2007             258,353,736.62
    2/25/2007               3/25/2007             252,225,033.46
    3/25/2007               4/25/2007             246,241,666.09
    4/25/2007               5/25/2007             240,400,188.91
    5/25/2007               6/25/2007             234,697,238.02
    6/25/2007               7/25/2007             229,129,529.23
    7/25/2007               8/25/2007             223,693,856.20
    8/25/2007               9/25/2007             218,387,088.61
    9/25/2007              10/25/2007             213,206,170.32
   10/25/2007              11/25/2007             208,148,117.64
   11/25/2007              12/25/2007             203,210,017.60
   12/25/2007               1/25/2008             198,389,026.27
    1/25/2008               2/25/2008             193,682,367.15
    2/25/2008               3/25/2008             189,087,329.55
    3/25/2008               4/25/2008             184,601,267.02
    4/25/2008               5/25/2008             180,221,595.85
    5/25/2008               6/25/2008             175,945,793.58
    6/25/2008               7/25/2008             171,771,397.54
    7/25/2008               8/25/2008             167,696,003.44
    8/25/2008               9/25/2008             163,717,263.96
    9/25/2008              10/25/2008             159,832,887.45
   10/25/2008              11/25/2008             156,040,636.57
   11/25/2008              12/25/2008             152,338,327.02
   12/25/2008               1/25/2009             148,723,826.27
    1/25/2009               2/25/2009             145,195,052.35
    2/25/2009               3/25/2009             141,749,972.64
    3/25/2009               4/25/2009             138,386,602.71
    4/25/2009               5/25/2009             135,103,005.15
    5/25/2009               6/25/2009             131,897,288.50
    6/25/2009               7/25/2009             128,767,606.13
    7/25/2009               8/25/2009             125,712,155.18
    8/25/2009               9/25/2009             122,729,175.54
    9/25/2009              10/25/2009             119,816,948.82
   10/25/2009              11/25/2009             116,973,797.35
   11/25/2009              12/25/2009             114,198,083.25
   12/25/2009               1/25/2010             111,488,207.47
    1/25/2010               2/25/2010             108,842,608.85
    2/25/2010               3/25/2010             106,259,763.24
    3/25/2010               4/25/2010             103,738,182.65
    4/25/2010               5/25/2010             101,276,414.32
    5/25/2010               6/25/2010              98,873,039.98
    6/25/2010               7/25/2010              96,526,674.94
    7/25/2010               8/25/2010              94,235,967.36
    8/25/2010               9/25/2010              91,999,597.43
    9/25/2010              10/25/2010              89,816,276.66
   10/25/2010              11/25/2010              87,684,747.07
   11/25/2010              12/25/2010              85,603,780.53
   12/25/2010               1/25/2011              83,572,178.01
    1/25/2011               2/25/2011              81,588,768.92
    2/25/2011               3/25/2011              79,652,410.39
    3/25/2011               4/25/2011              77,761,986.69
    4/25/2011               5/25/2011              75,916,408.51
    5/25/2011               6/25/2011              74,114,612.38
    6/25/2011               7/25/2011              72,355,654.11

                                    EXHIBIT A

                              Credit Support Annex

                                    EXHIBIT B

                           ISDA Form Master Agreement

                                    EXHIBIT P

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Trustee], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

-------------------------------------------------------------------------------------------------------------------
                                                                                                APPLICABLE
                                                                                                SERVICING
                                              SERVICING CRITERIA                                 CRITERIA
-------------------------------------------------------------------------------------------------------------------

     Reference                                     Criteria
-------------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations

                     Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the
1122(d)(1)(i)        transaction agreements.                                                      Trustee/Servicer

                     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing
1122(d)(1)(ii)       activities.                                                                  Trustee/Servicer

                     Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)      back-up servicer for the mortgage loans are maintained.                      N/A

                     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                     throughout the reporting period in the amount of coverage
                     required by and otherwise in accordance with the terms of the
1122(d)(1)(iv)       transaction agreements.                                                      Servicer

                                      Cash Collection and Administration

                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction
1122(d)(2)(i)        agreements.                                                                  Servicer/Trustee

                     Disbursements made via wire transfer on behalf of an obligor or to
1122(d)(2)(ii)       an investor are made only by authorized personnel.                           Servicer/Trustee

                     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified
1122(d)(2)(iii)      in the transaction agreements.                                               Servicer

                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)       agreements.                                                                  Servicer/Trustee

                     Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                     agreements. For purposes of this criterion, "federally
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
1122(d)(2)(v)        Exchange Act.                                                                Servicer/Trustee

                     Unissued checks are safeguarded so as to prevent unauthorized
1122(d)(2)(vi)       access.                                                                      Servicer/Trustee

                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate; (B)
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                     someone other than the person who prepared the
                     reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of X X their original
                     identification, or such other number of days specified in
1122(d)(2)(vii)      the transaction agreements.                                                  Servicer/Trustee

                                      Investor Remittances and Reporting

                     Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree
                     with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
1122(d)(3)(i)        Servicer.                                                                    Trustee/Servicer

                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and other
1122(d)(3)(ii)       terms set forth in the transaction agreements.                               Trustee/Servicer

                     Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of
1122(d)(3)(iii)      days specified in the transaction agreements.                                Trustee/Servicer

                     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank
1122(d)(3)(iv)       statements.                                                                  Trustee/Servicer

                                          Pool Asset Administration

                     Collateral or security on mortgage loans is maintained as required
1122(d)(4)(i)        by the transaction agreements or related mortgage loan documents.            Trustee/Servicer

                     Mortgage loan and related documents are safeguarded as required by
1122(d)(4)(ii)       the transaction agreements                                                   Trustee/Servicer

                     Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)      conditions or requirements in the transaction agreements.                    Servicer

                     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)       loan documents.                                                              Servicer

                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.                                                    Servicer

                     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with
1122(d)(4)(vi)       the transaction agreements and related pool asset documents.                 Servicer

                     Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements
1122(d)(4)(vii)      established by the transaction agreements.                                   Servicer

                     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where delinquency
1122(d)(4)(viii)     is deemed temporary (e.g., illness or unemployment).                         Servicer

                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.                                         Servicer

                     Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
1122(d)(4)(x)        number of days specified in the transaction agreements.                      Servicer

                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the
                     servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
1122(d)(4)(xi)       agreements.                                                                  Servicer

                     Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the
1122(d)(4)(xii)      obligor's error or omission.                                                 Servicer

                     Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)     agreements.                                                                  Servicer

                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)      agreements.                                                                  Servicer/Trustee

                     Any external enhancement or other support, identified in Item
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained          Trustee, if
1122(d)(4)(xv)       as set forth in the transaction agreements.                                  applicable.

                                   EXHIBIT Q

-------------------------------------------------------------------------------
                       ADDITIONAL FORM 10-D DISCLOSURE

-------------------------------------------------------------------------------
           Item on Form 10-D                      Party Responsible
-------------------------------------------------------------------------------
     Item 1: Distribution and Pool
        Performance Information
-------------------------------------------------------------------------------
  Information included in the Monthly                  Servicer
               Statement                               Trustee
-------------------------------------------------------------------------------
Any information required by 1121 which                Depositor
    is NOT included on the Monthly
               Statement
-------------------------------------------------------------------------------
       Item 2: Legal Proceedings

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:
-------------------------------------------------------------------------------
Issuing Entity                                         Trustee
                                                       Servicer
                                                      Depositor
-------------------------------------------------------------------------------
Depositor                                             Depositor
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Sponsor                                               Depositor
-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
1110(b) Originator                                    Depositor
-------------------------------------------------------------------------------
Any 1108(a)(2) Servicer (other than                    Servicer
   the Servicer or Trustee)
-------------------------------------------------------------------------------
Any other party contemplated by                       Depositor
1100(d)(1)
-------------------------------------------------------------------------------
 Item 3: Sale of Securities and Use of                Depositor
               Proceeds
Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of securities
by the sponsor, depositor or issuing
entity, that are backed by the same
asset pool or are otherwise issued by
the issuing entity, whether or not
registered, provide the sales and use
of proceeds information in Item 701 of
Regulation S-K.  Pricing information
can be omitted if securities were not
registered.
-------------------------------------------------------------------------------
     Item 4: Defaults Upon Senior                      Trustee
              Securities

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)
-------------------------------------------------------------------------------
  Item 5: Submission of Matters to a                   Trustee
       Vote of Security Holders

Information from Item 4 of Part II of
Form 10-Q
-------------------------------------------------------------------------------
 Item 6: Significant Obligors of Pool                    N/A
                Assets

Item 1112(b)  Significant Obligor
Financial Information*
-------------------------------------------------------------------------------
*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Item.
-------------------------------------------------------------------------------
    Item 7: Significant Enhancement
         Provider Information

Item 1114(b)(2)  Credit Enhancement
Provider Financial Information*
-------------------------------------------------------------------------------
Determining applicable disclosure                     Depositor
threshold
-------------------------------------------------------------------------------
Requesting required financial                         Depositor
  information (including any required
  accountants' consent to the use
  thereof) or effecting incorporation
  by reference
-------------------------------------------------------------------------------
Item 1115(b)  Derivative Counterparty
        Financial Information*
-------------------------------------------------------------------------------
Determining current maximum probable                  Depositor
exposure
-------------------------------------------------------------------------------
Determining current significance                      Depositor
percentage
-------------------------------------------------------------------------------
Requesting required financial                         Depositor
  information (including any required
  accountants' consent to the use
  thereof) or effecting incorporation
  by reference
-------------------------------------------------------------------------------
*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.
-------------------------------------------------------------------------------
       Item 8: Other Information

Disclose any information required to          Any party to the Agreement
be reported on Form 8-K during the       responsible for the applicable Form
period covered by the Form 10-D but              8-K Disclosure item
not reported
-------------------------------------------------------------------------------
           Item 9: Exhibits
-------------------------------------------------------------------------------
Monthly Statement to Certificateholders                Trustee
-------------------------------------------------------------------------------
   Exhibits required by Item 601 of                   Depositor
   Regulation S-K, such as material
              agreements
-------------------------------------------------------------------------------

                               EXHIBIT R

-------------------------------------------------------------------------------
                       ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------
           Item on Form 10-K                      Party Responsible
-------------------------------------------------------------------------------
      Item 9B: Other Information             Any party to this Agreement
Disclose any information required to     responsible for disclosure items on
be reported on Form 8-K during the                     Form 8-K
fourth quarter covered by the Form
10-K but not reported
-------------------------------------------------------------------------------
     Item 15: Exhibits, Financial                      Trustee
          Statement Schedules                         Depositor
-------------------------------------------------------------------------------
   Reg AB Item 1112(b): Significant
        Obligors of Pool Assets
-------------------------------------------------------------------------------
Significant Obligor Financial                            N/A
Information*
-------------------------------------------------------------------------------
*This information need only be
reported on the Form 10-K if updated
information is required pursuant to
Item 1112(b).
-------------------------------------------------------------------------------
    Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
              Information
-------------------------------------------------------------------------------
Determining applicable disclosure                     Depositor
threshold
-------------------------------------------------------------------------------
Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
* This information need only be
reported on the Form 10-K if updated
information is required pursuant to
the Item.
-------------------------------------------------------------------------------
    Reg AB Item 1115(b): Derivative
  Counterparty Financial Information
-------------------------------------------------------------------------------
Determining current maximum probable                  Depositor
exposure
-------------------------------------------------------------------------------
Determining current significance                      Depositor
percentage
-------------------------------------------------------------------------------
Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
* This information need only be
reported on the Form 10-K if updated
information is required pursuant to
the Item.
-------------------------------------------------------------------------------
  Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:
-------------------------------------------------------------------------------
Issuing Entity                             Trustee, Servicer and Depositor
-------------------------------------------------------------------------------
Depositor                                             Depositor
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Sponsor                                               Depositor
-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
1110(b) Originator                                    Depositor
-------------------------------------------------------------------------------
Any 1108(a)(2) Servicer (other than                    Servicer
the Servicer or Trustee)
-------------------------------------------------------------------------------
Any other party contemplated by                       Depositor
1100(d)(1)
-------------------------------------------------------------------------------
  Reg AB Item 1119: Affiliations and
             Relationships
-------------------------------------------------------------------------------
Whether (a) the Sponsor (Seller),                Depositor as to (a)
Depositor or Issuing Entity is an
affiliate of the following parties,
and (b) to the extent known and
material, any of the following parties
are affiliated with one another:

-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                          Servicer
-------------------------------------------------------------------------------
Any 1110 Originator                                   Depositor
-------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                       Depositor
-------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                  Depositor
-------------------------------------------------------------------------------
Any 1115 Derivative Counterparty                      Depositor
Provider
-------------------------------------------------------------------------------
Any other 1101(d)(1) material party                   Depositor
-------------------------------------------------------------------------------
Whether there are any "outside the               Depositor as to (a)
ordinary course business arrangements"
other than would be obtained in an
arm's length transaction between
(a) the Sponsor (Seller), Depositor or
Issuing Entity on the one hand, and
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material
to a Certificateholder's understanding
of the Certificates:

-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                          Servicer
-------------------------------------------------------------------------------
Any 1110 Originator                                   Depositor
-------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                       Depositor
-------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                  Depositor
-------------------------------------------------------------------------------
Any 1115 Derivative Counterparty                      Depositor
Provider
-------------------------------------------------------------------------------
Any other 1101(d)(1) material party                   Depositor
-------------------------------------------------------------------------------
Whether there are any specific                   Depositor as to (a)
relationships involving the
transaction or the pool assets between
(a) the Sponsor (Seller), Depositor or
Issuing Entity on the one hand, and
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material:

-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                          Servicer
-------------------------------------------------------------------------------
Any 1110 Originator                                   Depositor
-------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                       Depositor
-------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                  Depositor
-------------------------------------------------------------------------------
Any 1115 Derivative Counterparty                      Depositor
Provider
-------------------------------------------------------------------------------
Any other 1101(d)(1) material party                   Depositor
-------------------------------------------------------------------------------

                               EXHIBIT S

-------------------------------------------------------------------------------
                       FORM 8-K DISCLOSURE INFORMATION
-------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
-------------------------------------------------------------------------------
   Item 1.01- Entry into a Material      The party to this Agreement entering
         Definitive Agreement               into such material definitive
                                                      agreement
Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is
not a party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus
-------------------------------------------------------------------------------
 Item 1.02- Termination of a Material        The party to this Agreement
         Definitive Agreement            requesting termination of a material
                                                 definitive agreement
Disclosure is required regarding
termination of  any definitive
agreement that is material to the
securitization (other than expiration
in accordance with its terms), even if
depositor is not a party.

Examples: servicing agreement,
custodial agreement.
-------------------------------------------------------------------------------
 Item 1.03- Bankruptcy or Receivership                Depositor

Disclosure is required regarding the
bankruptcy or receivership, with
respect to any of the following:

-------------------------------------------------------------------------------
Sponsor (Seller)                                      Depositor
-------------------------------------------------------------------------------
Depositor                                             Depositor
-------------------------------------------------------------------------------
Servicer                                               Servicer
-------------------------------------------------------------------------------
Affiliated Servicer                                    Servicer
-------------------------------------------------------------------------------
Other Servicer servicing 20% or more                   Servicer
of the pool assets at the time of the
report
-------------------------------------------------------------------------------
Other material servicers                               Servicer
-------------------------------------------------------------------------------
Trustee                                                Trustee
-------------------------------------------------------------------------------
Significant Obligor                                   Depositor
-------------------------------------------------------------------------------
Credit Enhancer (10% or more)                         Depositor
-------------------------------------------------------------------------------
Derivative Counterparty                               Depositor
-------------------------------------------------------------------------------
   Item 2.04- Triggering Events that                  Depositor
    Accelerate or Increase a Direct                    Servicer
 Financial Obligation or an Obligation                 Trustee
under an Off-Balance Sheet Arrangement

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events
other than waterfall triggers which
are disclosed in the monthly
statements to the certificateholders.
-------------------------------------------------------------------------------
  Item 3.03- Material Modification to         Trustee/Depositor/Servicer
      Rights of Security Holders

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders,
including the Pooling and Servicing
Agreement.
-------------------------------------------------------------------------------
 Item 5.03- Amendments of Articles of                 Depositor
  Incorporation or Bylaws; Change of
              Fiscal Year
Disclosure is required of any
amendment "to the governing documents
of the issuing entity".
-------------------------------------------------------------------------------
   Item 6.01- ABS Informational and                   Depositor
        Computational Material

-------------------------------------------------------------------------------
   Item 6.02- Change of Servicer or          Servicer/ Depositor /Trustee
                Trustee

Requires disclosure of any removal,
replacement, substitution or addition
of any master servicer, affiliated
servicer, other servicer servicing 10%
or more of pool assets at time of
report, other material servicers or
trustee.
-------------------------------------------------------------------------------
Reg AB disclosure about any new                   Servicer/Depositor
servicer or master servicer is also
required.
-------------------------------------------------------------------------------
Reg AB disclosure about any new                        Trustee
Trustee is also required.
-------------------------------------------------------------------------------
      Item 6.03- Change in Credit                 Depositor/Trustee
    Enhancement or External Support
Covers termination of any enhancement
in manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided.  Applies to external credit
enhancements as well as derivatives.
-------------------------------------------------------------------------------
Reg AB disclosure about any new                       Depositor
enhancement provider is also required.
-------------------------------------------------------------------------------
 Item 6.04- Failure to Make a Required                 Trustee
             Distribution
-------------------------------------------------------------------------------
  Item 6.05- Securities Act Updating                  Depositor
              Disclosure

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure
about the actual asset pool.
-------------------------------------------------------------------------------
If there are any new servicers or                     Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.
-------------------------------------------------------------------------------
     Item 7.01- Reg FD Disclosure                     Depositor
-------------------------------------------------------------------------------
        Item 8.01- Other Events                       Depositor

   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.
-------------------------------------------------------------------------------
  Item 9.01- Financial Statements and           Party responsible for
               Exhibits                   reporting/disclosing the financial
                                                 statement or exhibit
-------------------------------------------------------------------------------

                                    EXHIBIT T

                       ADDITIONAL DISCLOSURE NOTIFICATION

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: [_________]

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: c&s.sec.notification@Wellsfargo.com
Attn: Corporate Trust Services - BCAP 2006-AA1--SEC REPORT PROCESSING

        Re:    RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

        In accordance with Section 8.15 of the Trust Agreement, dated as of August 1, 2006, between BCAP LLC, as depositor and Wells Fargo Bank, National Association, as trustee. The undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:





        Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].

                                        [NAME OF PARTY],
                                            as [role]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT U

                                   [RESERVED]